UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Hercules Technology Growth Capital, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

400 Hamilton Avenue, Suite 310

Palo Alto, California 94301

(650) 289-3060

April 29, 2009

Dear Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Hercules Technology Growth Capital, Inc. to be held on Wednesday, June 3, 2009 at 10:00 a.m., Eastern Time, at our Boston office at 31 St. James Avenue, Suite 790, Boston, Massachusetts 02116. The phone number of our Boston office is (617) 314-9973.

Details regarding the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

It is important that your shares be represented at the annual meeting, and you are encouraged to vote your shares as soon as possible. The enclosed proxy card contains instructions for voting over the Internet, by telephone or by returning your proxy card via mail in the envelope provided. Your vote is important.

Sincerely yours,

/s/ Manuel A. Henriquez

Manuel A. Henriquez

Chairman of the Board, President

and Chief Executive Officer

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

400 Hamilton Avenue, Suite 310

Palo Alto, California 94301

(650) 289-3060

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 3, 2009

To the Stockholders of Hercules Technology Growth Capital, Inc.:

The 2009 Annual Meeting of Stockholders of Hercules Technology Growth Capital, Inc., a Maryland Corporation (the “Company”), will be held at our Boston office at 31 St. James Avenue, Suite 790, Boston, Massachusetts 02116 on Wednesday, June 3, 2009, at 10:00 a.m. Eastern Time for the following purposes:

1.	To elect one director of the Company who will serve for three years or until his successor is elected and qualified;

2.	To ratify the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009;

3.	To approve a proposal to authorize the Company, with the subsequent approval of its Board of Directors (the “Board”), to sell or otherwise issue up to 20% of the Company’s outstanding common stock at a price below the Company’s then current net asset value (“NAV”) per share;

4.	To approve a proposal to authorize the Company, with the subsequent approval of its Board, to offer and issue debt with warrants or debt convertible into shares of its common stock at an exercise or conversion price that, at the time such warrants or convertible debt are issued will not be less than the fair market value per share but may be below NAV; and

5.	To transact such other business as may properly come before the meeting, or any postponement or adjournment thereof.

The enclosed proxy statement is also available at http://www.amstock.com/proxyservices/viewmaterial.asp?conumber=14146. This website also includes copies of the form of proxy and the Company’s Annual Report to stockholders. Stockholders may request a copy of the proxy statement and the Company’s Annual Report by contacting our main office at (650) 289-3060.

You have the right to receive notice of and to vote at the meeting if you were a stockholder of record at the close of business on April 20, 2009. Whether or not you expect to be present in person at the meeting, please sign the enclosed proxy and return it promptly in the self-addressed envelope provided. As a registered stockholder, you may also vote your proxy electronically by telephone or over the Internet by following the instructions included with your proxy card. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of the proxies by the Company.

By Order of the Board,

/s/ Scott Harvey

Scott Harvey

Secretary and Chief Legal Officer

April 29, 2009

This is an important meeting. To ensure proper representation at the meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did you send me this proxy statement?

A:

We sent you this proxy statement and the enclosed proxy card because the Board of the Company is soliciting your proxy to vote at the 2009 Annual Meeting of Stockholders. The meeting will be held at our Boston office at 31 St. James Avenue, Suite 790, Boston, Massachusetts 02116 on Wednesday, June 3, 2009, at 10:00 a.m.

This proxy statement summarizes the information regarding the matters to be voted upon at the meeting. However, you do not need to attend the meeting to vote your shares. You may simply complete, sign, and return the enclosed proxy card or vote your shares by telephone or over the Internet, if eligible to do so, in accordance with the instructions contained on the proxy card.

On April 20, 2009, the date for determining stockholders entitled to vote at the meeting (the “Record Date”), there were 35,326,944 shares of common stock of the Company outstanding. If you owned shares of our common stock at the close of business on the Record Date, you are entitled to one vote for each share of common stock you owned as of that date. We began mailing this proxy statement on or about April 29, 2009 to all stockholders entitled to vote their shares at the meeting.

Q:	How do I vote by proxy and how many votes do I have?

A:	If you properly sign and date the accompanying proxy card, and the Company receives it in time for the meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you sign the proxy card, but do not make specific choices, the shares represented by such proxy will be voted as recommended by the Board. If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone. A large number of banks and brokerage firms participate in the American Stock Transfer and Trust Company’s (“AST”) online program. This program provides eligible stockholders who receive a copy of the Company’s Annual Report on Form 10-K and proxy statement, either by paper or electronically, the opportunity to vote via the Internet or by telephone. If the entity holding your shares participates in AST’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone voting information, please complete and return the paper proxy card in the pre-addressed, postage-paid envelope provided.

If you sign the proxy card but do not make specific choices, the shares represented by such proxy will be voted as recommended by the Board. If any other matter is presented, the shares represented by such proxy will be voted in accordance with the best judgment of the person or persons exercising authority conferred by the proxy at the meeting.

You have one vote for each share of common stock that you own on the Record Date. The proxy card indicates the number of shares that you owned on the Record Date.

Q:	What does it mean if I receive more than one proxy card?

A:	If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Q:	May my broker vote for me?

A:

Under the rules of the Financial Industry Regulatory Authority, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules of the New York Stock Exchange, non-routine matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders.

Q:	May I revoke my proxy?

A:	Yes. You may change your mind after you send in your proxy card or authorize your shares by telephone, via the Internet or at the meeting by following these procedures. To revoke your proxy:

•	Send in another signed proxy card with a later date;

•	Send a letter revoking your proxy to Scott Harvey, Secretary and Chief Legal Officer, at Hercules Technology Growth Capital, Inc., 400 Hamilton Avenue, Suite 310, Palo Alto, California, 94301;

•	Vote again by telephone or Internet, if eligible to do so, by following the instructions included on the enclosed proxy card; or

•	Obtaining proper written authority from the institution or broker holding your shares and attending the meeting and vote in person.

Q:	How do I vote in person?

A:	If you plan to attend the meeting and vote in person, we will give you a proxy card when you arrive. If your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from that broker, bank, or nominee. The account statement or letter must show that you were the direct or indirect beneficial owner of the shares on April 20, 2009, the Record Date for voting. Alternatively, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the meeting.

Q:	What are abstentions and broker non-votes?

A:	An abstention represents the action by a stockholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a broker, as a stockholder of record, but that were not cast because the broker (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares, or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter. Broker non-votes are considered “No Votes” for stockholder proposal 3.

Q:	What is the quorum requirement for the meeting?

A:	A quorum of stockholders must be present for any business to be conducted at the meeting. The quorum requirement for holding the meeting and transacting business is the presence in person or by proxy of a majority of our outstanding shares entitled to be voted. Abstentions and broker non-votes will be treated as shares present for quorum purposes. On the Record Date, there were 35,326,944 shares outstanding and entitled to vote. Thus, 17,663,473 must be represented by stockholders present at the meeting or by proxy to have a quorum.

Q:	Who is paying for the costs of soliciting these proxies?

A:	The Company will pay all the costs of soliciting these proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. In addition to the solicitation of proxies by mail, our officers and employees also may solicit proxies by telephone, fax or other electronic means of communication, or in person. The Company has also retained AST to assist in the solicitation of proxies for its customary fee estimated at $3,000 plus out-of-pocket expenses.

Q:	How do I find out the results of the voting at the annual meeting?

A:	Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal year 2009.

Q:	Who should I call if I have any questions?

A:	If you have any questions about the meeting, voting or your ownership of the Company’s common stock, please call us at (650) 289-3060 or send an e-mail to Scott Harvey, Secretary and Chief Legal Officer, at sharvey@htgc.com.

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

400 Hamilton Avenue, Suite 310

Palo Alto, California 94301

(650) 289-3060

PROXY STATEMENT

2009 Annual Meeting of Stockholders

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Hercules Technology Growth Capital, Inc. a Maryland Corporation (the “Company,” “we,” “us” or “our”), for use at the Company’s 2009 Annual Meeting of Stockholders to be held on Wednesday, June 3, 2009, at 10:00 a.m. at our Boston office at 31 St. James Avenue, Suite 790, Boston, Massachusetts 02116, and at any postponements or adjournments thereof. This proxy statement, the accompanying proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are first being sent to stockholders on or about April 29, 2009.

We encourage you to vote your shares, either by voting in person at the meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card, and the Company receives it in time for the meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. This proxy statement is also available via the Internet at http://www.amstock.com/proxyservices/viewmaterial.asp?conumber=14146. The website also includes electronic copies of the form of proxy and the Company’s Annual Report. If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone. A large number of banks and brokerage firms participate in the American Stock Transfer and Trust Company’s (“AST”) online program. This program provides eligible stockholders who receive a copy of the Company’s Annual Report on Form 10-K and proxy statement, either by paper or electronically, the opportunity to vote via the Internet or by telephone. If the entity holding your shares participates in AST’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone voting information, please complete and return the paper proxy card in the pre-addressed, postage-paid envelope provided.

Quorum Required

A quorum of stockholders must be present for any business to be conducted at the meeting. The presence at the meeting, in person or by proxy, of a majority of our outstanding shares entitled to be voted as of the Record Date will constitute a quorum. Abstentions and broker non-votes will be treated as shares present for quorum purposes. On the Record Date there were 35,326,944 shares outstanding and entitled to vote. Thus 17,663,473 must be represented by stockholders present at the meeting or by proxy to have a quorum.

If a quorum is not present at the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit further solicitation of proxies.

Information Regarding This Solicitation

The Company will bear the expense of the solicitation of proxies for the meeting, including the cost of preparing, printing, and mailing this proxy statement, the accompanying Notice of Annual Meeting of Stockholders, and the proxy card. We have requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. We will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the mail, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or regular employees of the Company (for which no director, officer or regular employee will receive any additional or special compensation). The Company has also retained AST to assist in the solicitation of proxies for an estimated fee of $3,000, plus out-of-pocket expenses.

Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing signed by the stockholder in the same manner as the proxy being revoked and delivered to the Company’s proxy tabulator.

Vote Required

Election of Directors. The election of a director requires the affirmative vote of the holders of a plurality of the shares of stock outstanding and entitled to vote thereon.

Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the meeting in person or by proxy is required to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm. Abstentions will not be counted as votes cast and will have no effect on the result of the vote.

Approval of the proposal to authorize the Company to sell or otherwise issue up to 20% of the Company’s outstanding common stock at a price below the Company’s then current NAV per share. Approval of this proposal requires the affirmative vote of: a majority of outstanding shares of common stock entitled to vote at the meeting, as defined below; and a majority of the outstanding shares of common stock entitled to vote at the meeting which are not held by affiliated persons of the Company.

For purposes of this proposal, the Investment Company Act of 1940 (the “1940 Act”) defines “a majority of outstanding shares” as (i) 67% or more of the voting securities present at such meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (ii) 50% of the outstanding voting securities of such company, whichever is less. Abstentions and broker non-votes will have the effect of a vote against this proposal.

Approval to authorize the Company to offer and issue debt securities with warrants or debt convertible into shares of its common stock at an exercise or conversion price that, at the time such warrants or convertible debt are issued, will not be less than the fair market value per share but may be below NAV. Approval of this proposal requires the affirmative vote of a majority of the votes cast at the meeting in person or by proxy. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Also, a stockholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval of such proposal(s).

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 20, 2009, the beneficial ownership of each current director, each nominee for director, the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and the executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the securities. Common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of April 20, 2009 are deemed to be outstanding and beneficially owned by the person holding such options or warrants. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of ownership is based on 35,326,944 shares of common stock outstanding as of April 20, 2009.

Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder, except to the extent authority is shared by spouses under applicable law, and maintains an address c/o Hercules Technology Growth Capital, Inc., 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301.

The Company’s directors are divided into two groups—interested directors and independent directors. Interested directors are “interested persons” as defined in Section 2(a)(19) of the 1940 Act.

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially(1)	Percentage of Class
Interested Director
Manuel A. Henriquez(2)	2,091,953	5.9%

Independent Directors
Robert P. Badavas(3)	61,399	*
Joseph W. Chow(4)	75,038	*
Allyn C. Woodward, Jr.(5)	68,321	*

Executive Officers
Samir Bhaumik(6)	265,068	*
Scott Harvey(7)	265,155	*
David M. Lund(8)	177,521	*
Parag I Shah(9)	404,928	1.1%

Executive officers and directors as a group(10)	3,436,989	9.7%

Other
T. Rowe Price Associates, Inc.(11) 100 E. Pratt Street Baltimore, MD 21202	2,347,100	6.6%

Putnam Investment Management, Inc.(11) One Post Office Square Boston, MA	1,748,821	5.0%

*	Less than 1%
(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.
(2)	Includes 1,288,829 shares of common stock that can be acquired upon the exercise of outstanding options and 142,187 shares of restricted stock. Includes shares of the Company’s common stock held by certain trusts controlled by Mr. Henriquez.

(3)	Includes 6,667 shares of common stock that can be acquired upon the exercise of outstanding options and 6,111 shares of restricted stock.
(4)	Includes 794 shares of common stock that can be acquired upon the exercise of outstanding 5-year warrants, 6,667 shares of common stock that can be acquired upon the exercise of outstanding options and 6,111 shares of restricted stock.
(5)	Includes 3,333 shares of common stock that can be acquired upon the exercise of outstanding options and 2,500 shares of restricted stock.
(6)	Includes 3,797 shares of common stock that can be acquired upon the exercise of outstanding 5-year warrants, 179,070 shares of common stock that can be acquired upon the exercise of outstanding options and 50,250 shares of restricted common stock.
(7)	Includes 4,279 shares of common stock that can be acquired upon the exercise of outstanding 5-year warrants, 213,840 shares of common stock that can be acquired upon the exercise of outstanding options and 31,250 shares of restricted common stock.
(8)	Includes 129,113 shares of common stock that can be acquired upon the exercise of outstanding options and 37,000 shares of restricted common stock.
(9)	Includes 2,994 shares of common stock that can be acquired upon the exercise of outstanding 5-year warrants, 290,858 shares of common stock that can be acquired upon the exercise of outstanding options and 77,000 shares of restricted common stock.
(10)	Includes 11,864 shares of common stock that can be acquired upon the exercise of outstanding 5-year warrants, 2,118,377 shares of common stock that can be acquired upon the exercise of outstanding options and 352,409 shares of restricted stock.
(11)	Information about the beneficial ownership of our principal stockholders is derived from filings made by them with the SEC.

The following table sets forth as of April 20, 2009, the dollar range of our securities owned by our directors and employees primarily responsible for day-to-day management of our investment portfolio.

Name	Dollar Range of Equity Securities Beneficially Owned(1)
Independent Directors:
Robert P. Badavas	over $100,000
Joseph W. Chow	over $100,000
Allyn C. Woodward, Jr.	over $100,000

Interested Director:
Manuel A. Henriquez	over $100,000

Other Executive Officers:
Samir Bhaumik	over $100,000
Scott Harvey	$50,001 – $100,000
David M. Lund	$50,001 – $100,000
Parag I Shah	over $100,000

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

PROPOSAL 1: ELECTION OF DIRECTORS

Board of Directors

The number of directors on our Board is currently fixed at four directors.

Our Board is divided into three classes. Class I directors hold office initially for a term expiring at the annual meeting of stockholders to be held in 2011, Class II directors hold office for a term expiring at the annual meeting of stockholders to be held in 2009 and Class III directors hold office for a term expiring at the annual meeting of stockholders to be held in 2010. Each director holds office for the term to which he or she is elected and until his or her successor is duly elected and qualified. Messrs. Badavas and Chow’s terms expire in 2011, Mr. Henriquez’s term expires in 2010, and Mr. Woodward’s term expires in 2009.

Mr. Woodward has been nominated for re-election for a three year term expiring in 2012. Mr. Woodward is not being nominated as a director for election pursuant to any agreement or understanding between such person and the Company. Mr. Woodward is an “independent director” of the Company as defined under the 1940 Act.

A stockholder can vote for or withhold his or her vote from the nominee. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of the nominee named below. If a nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person as is nominated by the Board as a replacement. The Board has no reason to believe that the person named below will be unable or unwilling to serve.

Required Vote

This proposal requires the affirmative vote of the holders of a plurality of the shares of stock outstanding and entitled to vote thereon.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEE NAMED IN THIS PROXY STATEMENT.

Information about the Directors and Executive Officers

Certain information, as of April 20, 2009, with respect to the nominee for re-election at the meeting, as well as each of the current directors and executive officers, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds, and the year in which each person became a director of the Company.

The business address of each nominee and director listed below is c/o Hercules Technology Growth Capital, Inc., 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301.

Name	Age	Positions
Interested Director:
Manuel A. Henriquez(1)	45	Co-founder, Chairman of the Board, President and Chief Executive Officer

Independent Directors:
Robert P. Badavas(2)(3)(4)(5)	56	Director
Joseph W. Chow(2)(3)(4)(5)	56	Director
Allyn C. Woodward, Jr.(2)(3)(4)(5)	68	Director

Executive Officers:
Samir Bhaumik	45	Senior Managing Director and Technology Group Head
Scott Harvey	54	Co-founder, Secretary, Chief Legal Officer and Chief Compliance Officer
David M. Lund	55	Vice President of Finance and Chief Financial Officer
Parag I. Shah	37	Senior Managing Director and Life Sciences Group Head

(1)	Mr. Henriquez is an interested person, as defined in section 2(a)(19) of the 1940 Act, of the Company due to his position as an executive officer of the Company.
(2)	Member of the audit committee.
(3)	Member of the valuation committee.
(4)	Member of the compensation committee.
(5)	Member of the nominating and corporate governance committee.

Director Nominee

Independent Director

The following director is “independent” under the Nasdaq Stock Market rules and is not an “interested director” as defined in Section 2(a)(19) of the 1940 Act.

Allyn C. Woodward, Jr. has served as a director since February 2004. Mr. Woodward was Vice Chairman of Adams Harkness Financial Group (AHFG-formerly Adams, Harkness & Hill) from April 2001 until January 2006 when AHFG was sold to Canaccord, Inc. He previously served as President of AHFG from 1995 to 2001. AHFG was an independent institutional research, brokerage and investment banking firm headquartered in Boston, MA. Prior to joining AHFG, Mr. Woodward worked for Silicon Valley Bank from April 1990 to April 1995, initially as Executive Vice President and Co-founder of the Wellesley, MA office and more recently as Senior Executive Vice President and Chief Operating Officer of the parent bank in California. Silicon Valley Bank is a commercial bank, headquartered in Santa Clara, CA whose principal lending focus is directed toward the technology, healthcare and venture capital industries. Prior to joining Silicon Valley Bank, Mr. Woodward was Senior Vice President and Group Manager of the Technology group at Bank of New England, Boston, MA where he was employed from 1963-1990. Mr. Woodward is currently the Chairman of the Board of Directors and a member of the Compensation Committee of Lecroy Corporation. He is also a former Director of Viewlogic and

Cayenne Software, Inc. Mr. Woodward serves on the Board of three private companies and is on the Board of Advisors of five venture capital funds. Mr. Woodward is on the Board of Overseers and a member of the Finance Committee of Newton Wellesley Hospital, a 250 bed hospital located in Newton, MA. Mr. Woodward is on the Board of Overseers and the Investment Committee and the Finance Committee of Babson College in Babson Park, MA. Mr. Woodward graduated from Babson College with a degree in finance and accounting. He also graduated from the Stonier Graduate School of Banking at Rutgers University.

Current Directors

Interested Director

The following director is an “interested director” because he is the Company’s Chairman and Chief Executive Officer.

Manuel A. Henriquez is a co-founder of the Company and has been our Chairman and Chief Executive Officer since December 2003 and our President since April 2005. Prior to co-founding our company, Mr. Henriquez was a Partner at VantagePoint Venture Partners, a $2.5 billion multi-stage technology venture fund, from August 2000 through July 2003. Prior to VantagePoint Venture Partners, Mr. Henriquez was the President and Chief Investment Officer of Comdisco Ventures, a division of Comdisco, Inc., a leading technology and financial services company, from November 1999 to March 2000. Prior to that, from March 1997 to November 1999, Mr. Henriquez was a Managing Director of Comdisco Ventures. Mr. Henriquez was a senior member of the investment team at Comdisco Ventures that originated over $2.0 billion of equipment lease, debt and equity transactions from 1997 to 2000. Mr. Henriquez received a B.S. in Business Administration from Northeastern University.

Independent Directors

Each of the following directors are “independent” under the Nasdaq Stock Market rules and is not an “interested director” as defined in Section 2(a)(19) of the 1940 Act.

Robert P. Badavas has served as a director since March 2006. Mr. Badavas is the President and Chief Executive Officer of TAC Worldwide, a staffing and business services company owned by RADIA Holdings (formerly known as Goodwill Group) of Japan. From November 2003 until becoming president and CEO in December 2005, he was the Executive Vice President and Chief Financial Officer of TAC Worldwide. Prior to joining TAC Worldwide, Mr. Badavas was Senior Principal and Chief Operating Officer of Atlas Venture, a venture capital fund management company, from September 2001 to September 2003. Prior to joining Atlas Venture, he was Senior Corporate Adviser to the Office of the Chairman of Aether Systems, Inc., a provider of wireless data products and services, from September 2000 to June 2001. Prior to that, he was Chief Executive Officer of Cerulean Technology, Inc., a provider of mobile information systems applications, from December 1995 until Aether Systems, Inc. acquired the company in September 2000. From 1986 to October 1995, Mr. Badavas was Senior Vice President and Chief Financial Officer, among other capacities, of Chipcom Corporation, a provider of computer networking intelligent switching systems. Mr. Badavas was previously a board member and Chairman of the Audit Committee for RSA Security, Inc. until its acquisition by EMC Corporation in September 2006. Mr. Badavas currently serves on the board of directors of Airvana, Inc. and Constant Contact, Inc., and is the Chairman of the audit committees of both Airvana and Constant Contact. He was previously a director and Chairman of the Audit Committee of ON Technology, until ON Technology was acquired by Symantec, Inc. in 2004 and is a former director of Renaissance Worldwide, until its acquisition by a privately-held company in 2001. Mr. Badavas is a Trustee of both Bentley University in Waltham, MA and Hellenic College/Holy Cross School of Theology in Brookline, MA. He is also Chairman of the Board of The Learning Center for the Deaf in Framingham, MA. Mr. Badavas is a graduate of Bentley University with a BS in Accounting and Finance.

Joseph W. Chow has served as a director since February 2004. Mr. Chow is Executive Vice President at State Street Corporation responsible for the development of business strategies for emerging economies. He serves on State Street’s Asia Pacific Executive Board and European Executive Board. Previously, he was Head

of Risk and Corporate Administration, having retired from the company in August 2003 and rejoined in July 2004. Prior to August 2003, Mr. Chow was Executive Vice President and Head of Credit and Risk Policy at State Street. Before joining State Street, Mr. Chow worked at Bank of Boston in various international and corporate banking roles from 1981 to 1990 and specialized in the financing of emerging-stage high technology companies. Mr. Chow is a graduate of Brandeis University with a B.A. in Economics. He also received an M.C.P. from the Massachusetts Institute of Technology and an M.S. in Management (finance) from the MIT Sloan School of Management.

Compensation of Directors

The compensation committee engages an outside compensation consultant to review the competitiveness and effectiveness of our director compensation program relative to market practices within comparison group companies based on market size, industries, geographic regions and other factors, as discussed in the Compensation Discussion and Analysis. The compensation committee historically has retained Watson Wyatt Worldwide, Inc. to act as its compensation consultant regarding independent director compensation. The consultant recommends to the compensation committee the mix of cash versus equity compensation to be offered as well as the types of long-term incentives to be granted.

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of our directors during the fiscal year ended December 31, 2008.

Name	Fees Earned or Paid in Cash ($)		Restricted Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(5)	Total ($)
Robert P. Badavas	$257,096	(1)	$17,620	$3,915	$5,222	$278,631
Joseph W. Chow	$127,000		$17,620	$3,915	$5,222	$148,535
Allyn C. Woodward, Jr.	$142,000		$15,036	$4,355	$3,645	$161,391
Manuel A. Henriquez(4)	—		—	—	—	—

(1)	Represents $134,096 in additional retainer fees. Mr. Badavas elected to receive a portion of the additional retainer fee as 6,668 shares of our common stock stock in lieu of cash. The total value of the shares issued to Mr. Badavas for services in fiscal 2008 was $69,864.
(2)	During 2008 we granted Messrs. Badavas and Chow total restricted stock awards of 5,000 shares each. See the discussion set forth under “2006 Non-Employee Director Plan” below. The column represents the dollar amount recognized as an expense during 2008 for financial statement reporting purposes with respect to restricted stock awarded to directors during 2008 and in prior years. Restricted stock awarded to directors are charged to expense in the Company’s financial statements as earned based on the fair market value of such awards as determined on their grant dates in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share Based Payments”. See Note 1 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying valuation of equity awards.
(3)	During 2008 we granted Messrs. Badavas and Chow total stock option awards of 15,000 shares each. See the discussion set forth under “2006 Non-Employee Director Plan” below. This column represents the portion of the grant date fair value of the stock option grants made to the directors in 2008 and prior years that was recognized as expense for financial reporting purposes during 2008 in accordance with the provisions of SFAS No. 123R, “Share-based Payments.” See Note 1 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying valuation of equity awards.
(4)	As an employee director, Mr. Henriquez does not receive any compensation for his service as a director. The compensation Mr. Henriquez receives as Chief Executive officer of the company is disclosed in the Summary Compensation Table as set forth herein.
(5)	Represents dividends paid on unvested restricted stock awards during 2008.

As compensation for serving on our Board, each of our independent directors receives an annual fee of $50,000 and the chairperson of each committee receives an additional $15,000 annual fee. Each independent director also receives $2,000 for each Board or committee meeting they attend, whether in person or telephonically. Employee directors and non-independent directors will not receive compensation for serving on the Board. In addition, we reimburse our directors for their reasonable out-of-pocket expenses incurred in attending Board meetings.

On July 26, 2006, our Board approved an additional retainer fee to be paid to non-interested directors. Messrs. Chow and Woodward received their retainer fee, however, Mr. Badavas continues to be paid the retainer fee on a quarterly basis through September 30, 2009 due to joining the Board subsequent to the other directors. Mr. Badavas received an additional $134,096, and elected to receive a portion of the retainer fee in stock in lieu of cash.

Directors do not receive any perquisites or other personal benefits from the Company.

Under current SEC rules and regulations applicable to business development companies (“BDC”), a BDC may not grant options and restricted stock to non-employee directors unless it receives exemptive relief from the SEC. The Company filed an exemptive relief request with the SEC to allow options and restricted stock to be issued to its non-employee directors, which was approved on October 10, 2007.

On June 21, 2007, the stockholders approved amendments to the 2004 Plan and the 2006 Non-Employee Director Plan (the “2006 Plan”) (collectively, the “2004 and 2006 Plans”) allowing for the grant of restricted stock. The 2004 and 2006 Plans limit the combined maximum amount of restricted stock that may be issued under both of the 2004 and 2006 Plans to 10% of the outstanding shares of the Company’s stock on the effective date of the 2004 and 2006 Plans plus 10% of the number of shares of stock issued or delivered by the Company during the terms of the 2004 and 2006 Plans. See the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

Committees of the Board

The Board has established an audit committee, a valuation committee, a compensation committee, and a nominating and corporate governance committee. A brief description of each committee is included in this proxy and the charters of the audit, compensation, and nominating and corporate governance committees are available on the Investor Relations section of the Company’s web site at www.htgc.com.

During 2008, the Board held 17 Board meetings and 23 committee meetings. All of the directors attended all of the Board meetings. All of the directors attended all of the meetings of the respective committees on which they served; therefore all directors attended at least 75% of the respective committee meetings on which they serve. Each director makes a diligent effort to attend all Board and committee meetings, as well as the Annual Meeting of Stockholders. Each of the directors attended the Company’s 2008 Annual Meeting of Stockholders in person.

Audit Committee. Our Board has established an audit committee. The audit committee is comprised of Messrs. Badavas, Chow and Woodward, each of whom is an independent director and satisfies the independence requirements for purposes of the rules promulgated by the Nasdaq Stock Market and the requirements to be a non-interested director as defined in Section 2(a)(19) of the 1940 Act. Mr. Badavas currently serves as chairman of the audit committee and is an “audit committee financial expert” as defined under the Nasdaq Stock Market rules. The audit committee is responsible for approving our independent accountants, reviewing with our independent accountants the plans and results of the audit engagement, approving professional services provided by our independent accountants, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls. During the last fiscal year, the audit committee held six meetings.

Valuation Committee. Our Board has established a valuation committee. The valuation committee is comprised of Messrs. Badavas, Chow and Woodward, each of whom is an independent director and satisfies the independence requirements for purposes of the rules promulgated by the Nasdaq Stock Market and the requirements to be a non-interested director as defined in Section 2(a)(19) of the 1940 Act. Mr. Chow currently serves as chairman of the valuation committee. The valuation committee is responsible for reviewing and recommending to the full Board the fair value of debt and equity securities that are not publicly traded in accordance with established valuation procedures. The valuation committee may utilize the services of an independent valuation firm in arriving at fair value of these securities. During the last fiscal year, the valuation committee held five meetings.

Compensation Committee. Our Board has established a compensation committee. The compensation committee is comprised of Messrs. Badavas, Chow and Woodward, each of whom is an independent director and satisfies the independence requirements for purposes of the rules promulgated by the Nasdaq Stock Market and the requirements to be a non-interested director as defined in Section 2(a)(19) of the 1940 Act. Mr. Woodward currently serves as chairman of the compensation committee. The compensation committee determines compensation for our executive officers, in addition to administering our 2004 Plan and the 2006 Plan. During the last fiscal year, the compensation committee held eleven meetings.

Nominating and Corporate Governance Committee. Our Board has established a nominating and corporate governance committee. The nominating and corporate governance committee is comprised of Messrs. Badavas, Chow and Woodward, each of whom is an independent director and satisfies the independence requirements for purposes of the rules promulgated by the Nasdaq Stock Market and the requirements to be a non-interested director as defined in Section 2(a)(19) of the 1940 Act. Mr. Woodward currently serves as chairman of the nominating and corporate governance committee. The nominating and corporate governance committee will nominate to the Board for consideration candidates for election as directors to the Board. During the last fiscal year, the nominating and corporate governance committee held one meeting.

The nominating and corporate governance committee will consider qualified director nominees recommended by stockholders when such recommendations are submitted in accordance with the Company’s bylaws and any other applicable law, rule or regulation regarding director nominations. When submitting a nomination to the Company for consideration, a stockholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name, age, and address; class, series and number of shares of stock of the Company beneficially owned by the nominee, if any; the date such shares were acquired and the investment intent of such acquisition; whether such stockholder believes the individual is an “interested person” of the Company, as defined in the 1940 Act; and all other information required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required. To date, the Company has not received any recommendations from stockholders requesting consideration of a candidate for inclusion among the committee’s slate of nominees in the Company’s proxy statement. See “Submission of Stockholder Proposals.”

In evaluating director nominees, the nominating and corporate governance committee considers the following factors:

•	the appropriate size and the diversity of the Company’s Board;

•	whether or not the person is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	experience with accounting rules and practices;

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members; and

•	all applicable laws, rules, regulations, and listing standards.

The nominating and corporate governance committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the nominating and corporate governance committee or the Board decides not to re-nominate a member for re-election, or if the nominating and corporate governance committee recommends to expand the size of the Board, the nominating and corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the nominating and corporate governance committee and Board provide suggestions as to individuals meeting the criteria of the nominating and corporate governance committee. Consultants may also be engaged to assist in identifying qualified individuals.

Communication with the Board

Stockholders with questions about the Company are encouraged to contact Hercules Technology Growth Capital, Inc.’s Investor Relations department at (650) 289-3060. However, if stockholders believe that their questions have not been addressed, they may communicate with the Company’s Board by sending their communications to Hercules Technology Growth Capital, Inc., c/o David M. Lund, Chief Financial Officer, 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301. All stockholder communications received in this manner will be delivered to one or more members of the Board.

Code of Ethics

The Company has adopted a code of ethics that applies to directors, officers and employees. The code of ethics is available on our website at www.htgc.com. We will report any amendments to or waivers of a required provision of the code of ethics on our website and in a Current Report on Form 8-K.

Compensation Committee Interlocks and Insider Participation

All members of the compensation committee are independent directors and none of the members are present or past employees of the Company. No member of the compensation committee: (i) has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act; or (ii) is an executive officer of another entity, at which one of our executive officers serves on the Board.

Information about Executive Officers who are not Directors

The following information, as of April 20, 2009, pertains to the Company’s executive officers who are not directors of the Company.

Non-director Executive Officers

Samir Bhaumik joined our Company in November 2004 as a Managing Director and was promoted to Senior Managing Director in June 2006. During March 2008 Mr. Bhaumik was elected by our Board to the position of Technology Group Head. Mr. Bhaumik previously served as Vice President—Western Region of the New York Stock Exchange from January 2003 to October 2004. Prior to working for the New York Stock Exchange, Mr. Bhaumik was Senior Vice President of Comerica Bank, previously Imperial Bank, from

April 1993 to January 2003. Mr. Bhaumik received a B.A. from San Jose State University and an M.B.A. from Santa Clara University. He serves on the advisory boards of Santa Clara University Leavey School of Business, Junior Achievement of Silicon Valley and the American Electronics Association-Bay Area council.

Scott Harvey is a co-founder of our Company and has been our Chief Legal Officer and Secretary since December 2003. Mr. Harvey has been our Chief Compliance Officer since February 2005. Mr. Harvey has over 23 years of legal and business experience with leveraged finance and financing public and private technology-related companies. Since July 2002, and prior to co-founding the Company, Mr. Harvey was in a diversified private law practice. Previously, Mr. Harvey was Deputy General Counsel of Comdisco, Inc., a leading technology and financial services company, from January 1997 to July 2002. From 1991 to 1997, Mr. Harvey served as Vice President of Marketing, Administration & Alliances with Comdisco, Inc. and was Corporate Counsel from 1983 to 1991. Mr. Harvey received a B.S. in Agricultural Economics from the University of Missouri, a J.D. and LLM in taxation from The John Marshall Law School and an M.B.A. from Illinois Institute of Technology.

David M. Lund joined our Company in July 2005 as Vice President of Finance and Corporate Controller, and was promoted to our Chief Financial Officer in October 2006, and is our principle financial and accounting officer. He has over 22 years of experience in finance and accounting serving companies in the technology sector. Prior to joining Hercules, Mr. Lund served as the Corporate Controller of Rainmaker, Inc., from January, 2005 to July, 2005; as the Corporate Controller for Centrillium Communications from January, 2003 to February, 2005; as the Chief Financial Officer and Vice President of Finance for APT Technologies from April, 2002 to January, 2003; as the Chief Financial Officer and Vice President of Scion Photonics from February, 2001, to March, 2002. Mr. Lund also served in public accounting with Ernst & Young LLP and Grant Thornton LLP. He received a B.S. degree in Business Administration with an emphasis in Accounting from San Jose State University and a B.S. degree in Business Administration with an emphasis in Marketing from California State University, Chico. Mr. Lund is a Certified Public Accountant in the State of California.

Parag I. Shah joined our Company in November 2004 as Managing Director of Life Sciences and was promoted to Senior Managing Director in June 2006. During March 2008 Mr. Shah was elected by our Board to the position of Life Science Group Head. Prior to joining Hercules, Mr. Shah served as Managing Director for Biogenesys Capital from April 2004 to November 2004. From April 2000 to April 2004, Mr. Shah was employed by Imperial Bank, where he served as a Senior Vice President in Imperial Bank’s Life Sciences Group, beginning in October 2000, which was acquired by Comerica Bank in early 2001. Prior to working at Comerica Bank, Mr. Shah was an Assistant Vice President at Bank Boston from January 1997 to March 2000. Bank Boston was acquired by Fleet Bank in 1999. Mr. Shah completed his Masters degrees in Technology, Management and Policy as well as his Bachelor’s degree in Molecular Biology at the Massachusetts Institute of Technology (MIT). During his tenure at MIT, Mr. Shah conducted research at the Whitehead Institute for Biomedical Research and was chosen to serve on the Whitehead Institute’s Board of Associates in 2003.

Certain Relationships and Related Transactions

In August 2000, Mr. Henriquez acquired an interest in JMP Group LLC, the ultimate parent entity of the lead underwriter in our initial public offering. Mr. Henriquez’s interest represents approximately 0.1% of the fully-diluted equity of JMP Group LLC.

In February 2004, we issued and sold 400 shares of our Series A-1 preferred stock to JMP Group LLC, the ultimate parent entity of JMP Securities LLC, for an aggregate purchase price of $2.5 million and, in connection with such sale, we paid a $175,000 placement fee to JMP Securities LLC. In addition, we issued and sold 100 shares of our Series A-2 preferred stock to an entity related to Mr. Henriquez for an aggregate purchase price of $125,000, and we issued and sold 100 shares of our Series A-2 preferred stock to Mr. Howard for an aggregate purchase price of $125,000. Our Series A-1 preferred stock held a liquidation preference over our Series A-2 preferred stock and also carried separate, preferential voting rights. In June 2004, each share of Series A-1 preferred stock and Series A-2 preferred stock was exchanged for 208.3333 units with the same terms as the units sold in our June 2004 private offering.

In connection with the issuance of our Series A-1 preferred stock and Series A-2 preferred stock, we entered into a registration rights agreement with the holders of our Series A-1 preferred stock and Series A-2 preferred stock. In June 2004, in connection with the conversion of the Series A preferred stock, the registration rights agreement entered into in connection with the issuance of our preferred stock was terminated and the shares of our common stock issued upon conversion were included in the registration rights agreement entered into in connection with our June 2004 private offer.

In connection with our June 2004 private offering, we agreed to obtain the approval of each of JMP Asset Management LLC and Farallon Capital Management, L.L.C. for each investment made by us. Though this arrangement was terminated in connection with our election to be regulated as a BDC, under the terms of the letter agreements described above, we have agreed to indemnify, to the maximum extent permitted by Maryland law and the 1940 Act, representatives of JMP Asset Management LLC and Farallon Capital Management, L.L.C. in connection with their activities in evaluating our investment opportunities prior to our election to be regulated as a BDC on terms similar to those afforded to our directors and officers under our charter and bylaws.

In conjunction with the Company’s Rights offering completed on April 21, 2006, the Company agreed to pay JMP Securities LLC a fee of approximately $700,000 as co-manager of the offering.

In conjunction with the Company’s public offering completed on December 7, 2006, the Company agreed to pay JMP Securities LLC a fee of approximately $1.2 million as co-manager of the offering.

In conjunction with the Company’s public offering completed on June 4, 2007 and the related over-allotment exercise, the Company agreed to pay JMP Securities LLC a fee of approximately $1.6 million as co-manager of the offering.

In connection with the sale of public equity investments, the Company paid JMP Securities LLC approximately $80,000 and $22,200 in brokerage commissions during the years ended December 31, 2008 and 2007, respectively.

In the ordinary course of business, we enter into transactions with portfolio companies that may be considered related party transactions. In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with us, we have implemented certain policies and procedures whereby our executive officers screen each of our transactions for any possible affiliations, close or remote, between the proposed portfolio investment, us, companies controlled by us and our employees and directors.

We will not enter into any agreements unless and until we are satisfied that no affiliations prohibited by the 1940 Act exist or, if such affiliations exist, we have taken appropriate actions to seek Board review and approval or exemptive relief for such transaction. The Board reviews these procedures on an annual basis.

In addition, our code of ethics, which is signed by all employees and directors, requires that all employees and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of the Company. Pursuant to the code of ethics which is available on our website at www.htgc.com, each employee and director must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to the audit committee. The audit committee is charged with monitoring and making recommendations to the Board regarding policies and practices relating to corporate governance. Certain actions or relationships that might give rise to a conflict of interest are reviewed and approved by the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of SEC Regulation S-K require that our directors and executive officers, and any persons holding more than 10% of any class of our equity securities report their ownership of such equity securities and any subsequent changes in that ownership to the SEC, the Nasdaq Stock Market and to us. Based solely on a review of the written statements and copies of such reports furnished to us by our executive officers, directors and greater than 10% beneficial owners, we believe that during fiscal 2008 all Section 16(a) filing requirements applicable to the executive officers, directors and stockholders were timely satisfied.

Executive Compensation

Compensation Discussion and Analysis

Overview of the Compensation Program

The compensation committee oversees the Company’s compensation policies and programs, approves the compensation of our executive officers and administers our equity incentive programs. This compensation discussion and analysis presents the details regarding compensation approved by the compensation committee and paid for the fiscal year ended December 31, 2008 to the named executive officers (“NEOs”) presented below and included in the summary compensation table:

•	Manuel A. Henriquez, Chief Executive Officer (“CEO”)

•	David M. Lund, Chief Financial Officer

•	Scott Harvey, Chief Legal Officer

•	Samir Bhaumik, Senior Managing Director and Technology Group Head

•	Parag I. Shah, Senior Managing Director and Life Science Group Head

In addition, this compensation discussion and analysis explains the compensation committee’s rationale and considerations that led to the executive compensation decisions affecting the Company’s NEOs.

Compensation Philosophy

The compensation and benefit programs of the Company adopted by our compensation committee are designed with the goal of providing compensation that is fair, reasonable and competitive and are intended to help us align the compensation paid to our NEOs with corporate and executive performance goals that have been established to achieve both our short-term and long-term objectives. The key elements of our compensation philosophy include:

•	designing compensation programs that enable us to attract and retain the best talent in the industries in which we compete;

•	using long-term equity retention and incentive awards to align employee and stockholder interests;

•	aligning executive compensation packages with the Company’s performance; and

•	ensuring that our compensation program complies with the requirements of the Investment Company Act of 1940.

We have designed compensation programs based on the following:

•

Achievement of Corporate Objectives and Executive Performance Factors—We believe that the best way to align compensation with the interests of our stockholders is to link executive compensation with individual performance and contribution along with the achievements of certain corporate objectives.

The compensation committee determines executive compensation consistent with the achievement of certain corporate objectives and executive performance factors that have been established to achieve short-term and long-term objectives of the Company.

•

Discretionary Annual Bonus Pool—Over the course of the year, the compensation committee, together with input from our CEO, develops a range of amounts likely to be available for the discretionary annual cash bonus pool. The range for this bonus pool is dependent upon the Company’s current financial outlook and executive performance contributing to achieving our corporate objectives, does not utilize specified targets and is subject to the sole discretion of the compensation committee. This range is further refined during our third and fourth fiscal quarters into a specified pool to be used for discretionary annual cash bonuses for our NEOs. If executive performance exceeds expectation and performance goals established during the year, compensation levels for the NEOs may exceed the specified pool amount at the discretion of our compensation committee. If executive performance falls below expectations, compensation levels may fall below the specified pool amount.

•

Competitiveness and Market Alignment—Our compensation and benefits programs are designed to be competitive with those provided by companies with whom we compete for investment professionals and to be sufficient to attract and retain the best talent for top performers within the industries in which we compete. We compete for talent with venture capital funds, private equity firms, mezzanine lenders, hedge funds and other specialty finance companies including certain specialized commercial banks. Thus, we believe that our employee compensation benefit plans should be designed to be competitive in the businesses in which we compete sufficient to attract and retain talent. Our benefit programs, which include general health and welfare benefits, consisting of life, long-term and short-term disability, health, dental, vision insurance benefits and the opportunity to participate in our defined contribution 401(k) plan, are designed to provide competitive benefits and are not based on performance. As part of its annual review process, the compensation committee reviews the competitiveness of the Company’s current compensation levels of its NEOs relative to that of our comparative group companies identified herein with a third-party compensation consultant.

•

Alignment with Requirements of the 1940 Act—Our compensation program must align with the requirements of the 1940 Act, which imposes certain limitations on the structure of a BDC’s compensation program. For example, the 1940 Act prohibits a BDC from maintaining an incentive stock option award plan and a profit sharing arrangement simultaneously. As a result, if a BDC has an incentive stock option award plan, such as we do, it is prohibited from using specific measurements commonly applied to non-BDC companies or a profit sharing arrangement such as a carried interest formula, a common form of compensation in the private equity industry, as a form of compensation. These limitations and other similar restrictions imposed by the 1940 Act limit the compensation arrangements that we can utilize in order to attract and retain our NEOs.

Components of Total Compensation

The compensation committee determined that the compensation packages for 2008 for our NEOs should consist of the following three key components:

•	annual base salary;

•	annual cash bonus based on corporate and executive performance factors; and

•	long-term equity incentive and retention awards in the form of stock option and/or restricted stock awards.

Annual Base Salary

Base salary is designed to provide a minimum, fixed level of cash compensation to our NEOs in order to attract and retain experienced executive officers who can drive the achievement of our goals and objectives. While our NEOs initial base salaries are determined by an assessment of competitive market levels for comparable experience and responsibilities, the performance factors used in determining changes in base salary include individual performance, changes in role and/or responsibility and changes in the market environment.

Annual Cash Bonus

The annual cash bonus is designed to reward our NEOs that have achieved certain corporate objectives and executive performance factors. The amount of the annual cash bonus is determined by the compensation committee on a discretionary basis and is dependent on the achievement of certain executive performance factors, as described herein under the heading “Assessment of Corporate Performance” during the year. The compensation committee established these performance factors because it believes they are related to our achievement of both short-term and long-term corporate objectives and the creation of stockholder value.

Long-Term Equity Incentive and Retention Awards

The compensation committee’s principal goals in awarding incentive stock options and/or restricted stock are to retain executive officers as well as align each NEO’s interests with our success and the long-term financial interests of its stockholders by linking a portion of the NEO’s compensation with the performance of the Company and the value delivered to stockholders. The compensation committee evaluates a number of criteria, including the past service of each NEO, the present and potential performance contributions of such NEO to our success, years of service, position, and such other factors as the compensation committee believes to be relevant in connection with accomplishing the purposes of the long-term goals of the Company. The compensation committee neither assigns a formula, nor assigns specific weights to any of these factors when making its determination of the NEOs’ long-term incentive awards. The compensation committee awards incentive stock options and/or restricted stock on a subjective basis, and such awards depend in each case on the performance of the NEO under consideration, and in the case of new hires, on their potential performance.

Option awards under the 2004 Plan are generally awarded upon initial employment and on an annual basis thereafter. Options generally vest, subject to continued employment, one-third after one year of the date of grant and ratably over the succeeding 24 months.

In May, 2007, we received SEC exemptive relief, and our stockholders approved amendments to the 2004 and 2006 Plans, permitting us to grant restricted stock awards. Restricted stock awards granted under the 2004 Plan were previously awarded annually and vest subject to continued employment one fourth each year over a four year period beginning with the first anniversary of such grant. In 2009, restricted stock awards vest subject to continued employment one fourth on the one year anniversary of the date of grant and ratably over the remaining 36 months.

The 2004 and 2006 Plans limit the combined maximum amount of restricted stock that may be issued under both 2004 and 2006 Plans to 10% of the outstanding shares of our stock on the effective date of the 2004 and 2006 Plans plus 10% of the number of shares of stock issued or delivered by our Company during the terms of the 2004 and 2006 Plans. The approved amendments further specify that no one person will be granted awards of restricted stock relating to more than 25% of the shares available for issuance under the 2004 Plan. Further, the amount of voting securities that would result from the exercise of all our outstanding warrants, options and rights, together with any restricted stock issued pursuant to the 2004 and 2006 Plans, at the time of issuance will not exceed 25% of our outstanding voting securities, except that if the amount of voting securities that would result from such exercise of all of our outstanding warrants, options and rights issued to our directors and executive officers, together with any restricted stock issued pursuant to the 2004 and 2006 Plans, would exceed 15% of our outstanding voting securities, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options and rights, together with any restricted stock issued pursuant to the 2004 and 2006 Plans, at the time of issuance will not exceed 20% of our outstanding voting securities. Eligibility includes all of our NEOs. Each grant of restricted stock under the 2004 Plan to our NEOs will contain such terms and conditions, including consideration and vesting, as our Board deems appropriate and as allowed for within the provisions of the 2004 Plan.

We believe that by having two forms of long term equity incentive rewards we are able to reward stockholder value creation in different ways. Stock options have exercise prices equal to the market price of our common stock on the date of the grant and reward employees only if our stock price increases. Restricted stock, although affected by both stock price increases and decreases, maintains value during periods of market volatility.

Benefits and Perquisites

Our NEOs receive the same benefits and perquisites as other full-time employees. Our benefit program is designed to provide competitive benefits and is not based on performance. Other than the benefits described below, our NEOs do not receive any other benefits, including retirement benefits, or perquisites from the Company. Our NEOs and other full-time employees receive general health and welfare benefits, which consist of life, long-term and short-term disability, health, dental, vision insurance benefits and the opportunity to participate in our defined contribution 401(k) plan. During 2008, our 401(k) plan provided for a match of contributions by the Company for up to $3,000 per full-time employee. In January, 2009, our Board approved an increase for a match of contributions by the Company for up to $6,500 per full-time employee.

Tax and Accounting Implications

Stock-Based Compensation. We account for stock-based compensation, including options and restricted shares granted pursuant to our 2004 and 2006 Plans in accordance with the requirements of SFAS No. 123R. Under the provisions of SFAS No. 123R, we estimate the fair value of our employee stock awards at the date of grant using the Black-Scholes option-pricing model, which requires the use of certain subjective assumptions. The most significant of these assumptions are our estimates on the expected term, volatility and forfeiture rates of the awards. The expected stock price volatility assumption was determined using an historical index which combines the volatility of our stock with selected BDC stocks over the relevant term for our outstanding equity instruments. We use this historical index due to the limited history of our stock. Forfeitures are not estimated due to our limited history but are reversed in the period in which forfeiture occurs. As required under the accounting rules, we review our valuation assumptions at each grant date and, as a result, are likely to change our valuation assumptions used to value employee stock-based awards granted in future periods.

Deductibility of Executive Compensation. When analyzing both total compensation and individual elements of compensation paid to our NEOs, the compensation committee considers the income tax consequences to the Company of its compensation policies and procedures. The compensation committee intends to balance its objective of providing compensation to our NEOs that is fair, reasonable, and competitive with the Company’s capability to take an immediate compensation expense deduction. The Board believes that the best interests of the Company and its stockholders are served by executive compensation programs that encourage and promote the Company’s principal compensation philosophy, enhancement of stockholder value, and permit the compensation committee to exercise discretion in the design and implementation of compensation packages. Accordingly, the Company may from time to time pay compensation to its NEOs that may not be fully tax deductible. Stock options granted under our stock plan generally intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) may exceed the deductibility of non-performance-based compensation paid to certain covered employees whose compensation exceeds $1 million in any year. Also, the restricted stock awards we may grant or have granted to date are not eligible for this deduction. We will continue to review the Company’s executive compensation plans periodically to determine what changes, if any, should be made as a result of the limitation on deductibility.

Establishing Compensation Levels

Role of the Compensation Committee

The compensation committee is comprised entirely of independent directors who are also non-employee directors as defined in Rule 16b-3 under the Securities Exchange Act of 1934, independent directors as defined by the Nasdaq Stock Market rules, and are not “interested persons” of our Company, as defined by Section 2(a)(19) of the 1940 Act. The compensation committee currently consists of Messrs. Woodward (Chairman), Badavas and Chow.

The compensation committee operates pursuant to a charter that sets forth the mission of the compensation committee and its specific goals and responsibilities. The compensation committee charter is available on our website at www.htgc.com. A key component of the compensation committee’s goals and responsibilities is to evaluate and make recommendations to the Board regarding the compensation of the NEOs of the Company, and to review their performance relative to their compensation to assure that they are compensated effectively in a manner consistent with the compensation philosophy discussed earlier, including internal pay equity considerations, competitive practice, and the requirements of applicable law and the appropriate regulatory bodies. In addition, the compensation committee evaluates and makes recommendations to the Board regarding the compensation of the directors for their services. Annually, the compensation committee:

(i)	reviews and approves corporate goals and objectives relevant to the NEOs’ total compensation, evaluates the CEO’s performance to ensure that the compensation program is designed to achieve the objective of rewarding our CEO appropriately for his contributions to corporate performance;

(ii)	reviews the CEO’s evaluation of the other NEOs’ performance to ensure that the compensation program is designed to achieve the objectives of rewarding our other NEOs appropriately for their contributions to corporate performance;

(iii)	determines and approves the compensation paid to the Company’s CEO; and

(iv)	together with our CEO’s input, reviews and approves the compensation of the other NEOs.

Periodically, the compensation committee reviews our incentive compensation plans and perquisites, if any, to ensure that such plans are consistent with our goals and corporate objectives and appropriately align our NEOs’ interests with those of the Company’s stockholders and makes recommendations to the Board regarding adoption of new employee incentive compensation plans and equity-based plans. The compensation committee administers our stock incentive arrangements with our NEOs. The compensation committee may not delegate its responsibilities discussed above.

Role of Management

The key member of management involved in the compensation process is our CEO, Manuel A. Henriquez. Mr. Henriquez identifies and proposes certain corporate and executive performance factors that have been established to achieve short-term and long-term corporate objectives that are used by the compensation committee to determine total compensation. Over the course of the year, our CEO provides inputs to the compensation committee with his recommendations for the funding level for our discretionary annual cash bonus pool as it applies to our NEOs, other than himself. These recommendations are based upon his evaluation of our current financial outlook and the performance of our NEOs, including their contributions to achieving our short-term and long-term corporate objectives as they relate to each NEO’s specific roles and responsibilities within our company. Mr. Henriquez’s recommendations are presented to the compensation committee for their review and approval, but he is not a member of the compensation committee and is not involved in the deliberations of the compensation committee.

The compensation committee makes all decisions with respect to compensation of all of our NEOs, including the allocation between long-term and current compensation, subject to review and approval by the full Board. Our compensation committee meets outside of the presence of our CEO when reviewing and determining his compensation.

Role of the Compensation Consultant

During 2008, the compensation committee engaged Watson Wyatt Worldwide, Inc., an independent outside compensation consultant, to review the competitiveness and effectiveness of our employee compensation program relative to market practices and business goals. The consultant reviews overall compensation levels and the relationship of our financial performance to actual compensation levels received over the previous year. For our fiscal year 2008 compensation analysis, we will compensate Watson Wyatt approximately $40,000 for its services. Watson Wyatt Worldwide, Inc. has been engaged by the compensation committee for this service since the 2005 fiscal year.

The consultant recommends to the compensation committee adjustments in the mix of cash versus equity compensation to be offered as well as the types of long-term incentives to be granted for each position reviewed. The consultant makes suggestions related to the types of performance factors to be used in our annual and long-term plans consistent with our business strategies and presents the relevant practices of comparative group companies. Given the Company’s complex business requiring investment professionals with specialized knowledge and experience coupled with the fact that many of the company’s direct competitors for such talent are venture capital funds, venture debt funds or private equity firms, mezzanine lenders, hedge funds and other specialty finance companies, including certain specialized commercial banks, specific compensation information with respect to the Company’s direct competitors typically is not publicly available. There are a limited number of published survey sources that have a primary focus on the venture capital and private equity industry and that provide annualized information on long-term incentive plans in the industry, which typically take the form of carried interest. The consultant incorporated data from broader market survey sources such as Mercer Private Equity Survey, The 2009 Private Equity Report published by Glocap Search and Thomson Financial and Dow Jones—Holt Private Equity Analyst Survey as part of its analysis. The consultant, together with inputs from the CEO and the compensation committee developed a list of comparative group companies, primarily other BDCs, based on market size, industries, geographic regions and other factors to be used for compensation and financial analyses. The compensation committee considers the referenced surveys and comparative group companies as one factor in determining compensation for our NEOs.

The comparative group in total included 12 BDCs and one bank. The compensation committee primarily looks to the comparative group companies to perform compensation comparisons. Comparative group companies included the following:

Allied Capital Corporation	Main Street Capital Corporation
American Capital, Ltd.	MCG Capital Corporation
Bridge Capital Holdings	Newstar Financial, Inc.
Capital Southwest Corporation	Patriot Capital Funding, Inc.
CapitalSource, Inc.	SVB Financial Group
Harris & Harris Group, Inc.	Triangle Capital Corporation
Kohlberg Capital Corp.

Many of our direct competitors for talent are private partnerships without external financial reporting requirements. As a result, specific compensation with respect to most competitors typically is not publicly available. We rely on our compensation consultant to provide competitive salary and other compensation information regarding our competitors in both our business and for recruiting executives from venture capital funds and/or private equity firms as well as other industry compensation surveys such as The 2009 Private Equity Compensation Report published by Glocap Search and Thomson Financial, which provides detailed data regarding later-stage private equity, early-stage venture capital and private equity fund of funds.

During 2008, the consultant also prepared summary analyses of total compensation for the compensation committee with respect to each of the NEOs. Certain of our NEOs are responsible for generating investment leads and qualifying potential investments for the Company. These summaries included all forms of current total compensation, including salary, discretionary cash bonus pay-outs, long-term incentives, and employee benefits.

The consultant shared preliminary findings with the Chair of the compensation committee and presented the full report to the compensation committee. The compensation committee reviewed the information provided by the consultant, including the summary analyses of key elements of compensation paid to each of the comparative group companies’ executives. In 2008, the compensation committee considered the information provided by the consultant together with the other factors discussed in this section in determining and approving the appropriate short-term and long-term compensation for the CEO, and reviewed and approved the recommendations from our CEO of the appropriate short-term and long-term compensation for each of the other NEOs. The compensation committee believes that our compensation program also appropriately balances cash and equity compensation.

Company Compensation Policies

The compensation committee reviews the performance factors which relate to achieving corporate objectives to determine the compensation provided to our NEOs. Compensation levels for NEOs are determined based on their performance and the achievement of certain corporate objectives and executive performance factors that have been established to achieve our short-term and long-term corporate objectives. In determining the individual compensation for the Company’s NEOs, the compensation committee considers the total compensation to be awarded to each NEO and exercises discretion in determining the portion allocated to the various performance factors of total compensation. We believe that the focus on total compensation provides the ability to align compensation decisions with short-term and long-term needs of the business. This approach also allows for the flexibility needed to recognize differences in performance by providing differentiated compensation plans to the NEOs. In determining the 2008 compensation packages for the Company’s NEOs, the compensation committee considered certain attributes, specifically the demonstrated skill level, including special or unique knowledge, cumulative experience, level of responsibility, decision making authority, and caliber of overall performance. Based on these considerations, the compensation committee determined what it believed to be the appropriate short-term cash and long-term equity compensation for each of our NEOs.

Short-term cash is designed and awarded in an amount appropriate to compensate for annual performance relating to short-term goals that NEOs should be rewarded for in the year performed. Long-term equity incentives are intended to reward for long-term objectives in a manner that ties NEOs’ compensation to the continued success of the Company.

Use of Comparative Compensation Data

The compensation committee considers comparative data in determining our NEOs’ compensation. However, comparative data is not a determinative factor in setting compensation. The compensation committee annually reviews comparative compensation data, including reports provided by our outside compensation consultant as well as other industry compensation surveys noted above. Comparative compensation data reviewed by the compensation committee also includes certain of the Company’s NEOs salary history, scope of responsibilities and promotion history, and other factors deemed relevant by the compensation committee as discussed below. The compensation committee uses the comparative compensation data to obtain an overview of all elements of actual and potential future compensation for its NEOs so that the compensation committee may analyze individual elements of compensation as well as the aggregate total amount of actual and projected compensation for each NEO. The use of comparative compensation data also enables the compensation committee to consider total compensation for all NEOs together with the attributes discussed above when considering internal pay equity among each of the Company’s NEOs.

Upon review, the committee determined that 2008 annual compensation amounts and awards for our NEOs were within a reasonable range with compensation of our listed comparative group companies and were appropriately aligned with the compensation committee’s expectations.

Internal Pay Equity Analysis

Our compensation program is designed with the goal of providing compensation to our NEOs that is fair, reasonable, and competitive. To achieve this goal, we believe it is important to compare compensation paid to each NEO not only with compensation in our comparative group companies, as discussed above, but also with compensation paid to each of our other NEOs. Such an internal comparison is important to ensure that compensation is equitable among our NEOs.

As part of the compensation committee review, we made a comparison of our CEO’s total compensation paid for the three-year period ending December 31, 2008 against that paid to our other NEOs during the same years. Upon review, the committee determined that the CEO’s compensation relative to that of the other NEOs was justified relative to the compensation paid to our other NEOs because of his level of responsibility as compared to the other NEOs. The compensation committee also reviewed the mix of the individual elements of compensation paid to the NEOs for the three-year period. In the course of its review, the compensation committee also considered the individual performance of each NEO and any changes in responsibilities of the NEO. Based on its review, the compensation committee determined that our CEO’s total compensation comprised of base salary, annual cash bonus and long-term equity incentive and retention awards was properly aligned in comparison to total compensation paid to the other NEOs.

Benchmarking

We do not specifically benchmark the compensation of our NEOs against that paid by other companies with publicly traded securities. This is because we believe that our primary competitors in both our business and for recruiting executives are venture capital funds, private equity firms, mezzanine lenders, hedge funds and other specialty finance companies including certain specialized commercial banks. Many of these entities do not publicly report the compensation of their executive officers nor do they typically report publicly information on their corporate performance. While various salary surveys, such as those noted above and from other private sources may become available to us with regard to these private equity firms, we believe that without accurate, publicly disclosed information on these private entities that would serve as benchmarks, it is inappropriate for us to set formal benchmarking procedures.

Assessment of Corporate Performance

During 2008, the venture capital market for the technology-related companies in which we invest continued to be active, although it did show some signs of stress and contraction. Early in 2008, we announced our “slow and steady” investment strategy and the shift in our investment focus to established-stage, or lower middle market, companies. These changes were made to manage our credit performance, maintain adequate liquidity and manage our operating expenses in this extremely challenging and unprecedented credit environment. Like many other companies, we have also begun engaging in activities to deleverage our balance sheet and strengthen cash resources available to us.

The U.S. capital and credit markets have been experiencing extreme volatility and disruption for more than 12 months as evidenced by a lack of liquidity in the debt capital markets, significant write-offs in the financial services sector, the repricing of credit risk in the broadly syndicated credit market and the failure of many major financial institutions. These events have contributed to worsening general economic conditions that are materially and adversely impacting the broader financial and credit markets and reducing the availability of credit and equity capital for the markets as a whole and financial services firms in particular, including us.

Despite the worsening general economic conditions, we achieved several strategic and corporate objectives in 2008, as noted below. In determining the 2008 discretionary annual cash bonuses for the NEOs, the compensation committee considered the achievement of these corporate objectives, executive performance factors and individual performance of each of our NEOs, as critical to achieving our short-term and long-term corporate objectives. Listed below are the most significant performance factors for 2008 taken into account:

•	levels of new origination activities of new investment opportunities executed during 2008;

•	levels of actual fundings to new and existing portfolio companies;

•	total Investment Income growth year over year;

•	total net investment income growth year over year;

•	realized and unrealized gains and losses comparison year over year;

•	yield to maturity and effective yield of the investment portfolio compared to prior periods;

•	overall credit performance of the total investment portfolio;

•	operating efficiency performance;

•	growth of the overall investment portfolio;

•	adding resources and expanding the organizations at all levels, including adding and retaining our NEOs within the organization as the organization continues to grow;

•	improving and innovating the company’s information systems;

•	maintaining appropriate dividend distributions to stockholders;

•	raising additional debt capital;

•	return on average assets; and

•	return on average equity.

During 2008, we achieved numerous strategic and operational milestones and corporate objectives, including but not limited to the following:

•	increased total investment income to $75.8 million, representing a 41% year over year increase;

•	increased net investment income to $40.0 million, representing a year over year growth of 23%;

•	generated net income to $21.0 million or $1.23 per share;

•	generated $2.6 million in net realized gains;

•	achieved an effective yield of 13.7% for 2008;

•	added a new $50 million credit facility with the ability to expand up to $300 million with the addition of other lenders;

•	invested approximately $346.0 million in debt to new and existing portfolio companies;

•	declared $1.32 in dividends to stockholders from net investment income; and

•	added to our organizational capabilities through growth in investment professionals in our Palo Alto, California and Boston, Massachusetts offices.

Determination of 2008 Annual Base Salaries of Our NEOs

NEO compensation is determined based on the achievement of specific corporate and individual performance objectives discussed above. The compensation committee acknowledged the fact that while management had achieved numerous strategic investment and operational goals and objectives for the year, market conditions had resulted in a significant reduction in the Company’s stock price during the latter half of 2008, which adversely affected total return to stockholders for the year. The compensation committee will take into consideration the market conditions in determining compensation for 2009.

In determining the amount of each NEO’s base salary, the compensation committee considers the scope of their responsibilities, taking into account available competitive market compensation paid by other companies for similar positions as discussed above. The compensation committee considered the CEO’s experience, performance, and contribution to our overall corporate performance when determining his base salary for 2008. Base salaries for our other NEOs were also set by the compensation committee, together with the CEO’s input, based upon each NEO’s individual experience and contribution to the overall performance of our Company.

Base salaries for the NEOs are intended to be competitive with the compensation paid to executives with comparable qualifications, experience and responsibilities in the same or similar businesses of comparable size. In order to attract and retain the outstanding levels of executives that we need, the compensation committee reviews the Company’s base salaries relative to those offered by other comparative group companies, venture capital funds and private equity firms, mezzanine lenders, hedge funds, and other specialty finance companies, including certain specialized commercial banks. Variation relative to the salaries of the listed comparative group companies and venture capital funds, private equity firms, mezzanine lenders, hedge funds and other specialty finance companies, including certain specialized commercial banks is made in the judgment of management and/or the compensation committee, as appropriate, based on the value of the NEO’s experience, performance, change in role or responsibility or specific skill set. Upon review, the compensation committee determines whether adjustments to certain NEO’s salaries are necessary to realign salaries with the market for a given position, to recognize NEO’s assumption of significant additional responsibilities and related performance increases, or to achieve an appropriate compensation level due to promotion or other internal equity matters. The compensation committee makes all decisions with respect to the base salary compensation of the CEO and together with the Company’s CEO evaluates and approves the Company’s other NEOs’ salary compensation. Our compensation committee meets outside of the presence of our CEO when reviewing and determining his base salary compensation.

Following is a table of the annual base salaries for our NEOs as set during the preceding three years:

	Beginning Fiscal Year 2009 Base Salary	Beginning Fiscal Year 2008 Base Salary	Beginning Fiscal Year 2007 Base Salary
Manuel A. Henriquez	$700,000	$700,000	$600,000
David M. Lund	$250,000	$250,000	$200,000
Scott Harvey	$210,000	$210,000	$190,000
Samir Bhaumik	$270,000	$270,000	$210,000
Parag I. Shah	$315,000	$315,000	$210,000

From 2007 to 2008, there was an increase in our NEO’s base salaries consistent with comparative market data. As of the date of this proxy, the Board has not made any determination relating to any base salary adjustments for 2009. In determining compensation of our NEO in 2009, market conditions and corporate performance will be taken into account by the compensation committee.

Determination of 2008 Annual Cash Bonus for Our NEOs

Over the course of the year the compensation committee, together with input from our CEO, developed a specific bonus pool for the 2008 operating year to be available for our discretionary annual cash bonus program. The amount determined to be available for this bonus program was at the discretion of the compensation committee, and was dependent upon many factors as outlined previously, including, but not limited to, our current financial performance and performance related contributions of our NEOs in achieving our performance objectives.

The annual cash bonus is “at risk” discretionary compensation that is designed to motivate our NEOs to achieve financial and non-financial goals that are consistent with the Company’s 2008 operating plan. At risk discretionary compensation means that it is up to the compensation committee to determine whether any cash bonus amount will be awarded to any of our NEOs. In determining the amount of a NEO’s variable compensation—the annual cash bonus—the compensation committee evaluates the performance of our NEOs and considers the NEOs performance factors identified above. Within those guidelines, the compensation committee considers the overall funding available for such cash bonus awards, the performance of NEOs and the desired mix between the various components of total compensation. Discretion is exercised in determining the overall total compensation to be awarded to the NEOs. As a result, the amounts delivered in the form of an annual cash bonus are designed to work together in conjunction with base salary to deliver an appropriate total cash compensation level to the NEOs.

We believe that the discretionary design of our variable cash compensation program supports our overall compensation objectives by allowing for significant differentiation of cash compensation based on executive performance and by providing the flexibility necessary to ensure that overall compensation packages for our NEOs are competitive relative to our market.

We typically determine and award cash bonuses for our NEOs during the first quarter of the following year. In evaluating the performance of our NEOs to arrive at their 2008 cash bonus awards, the compensation committee considered the performance factor achievements against our corporate objectives as discussed above under “Assessment of Corporate Performance.” In addition, the compensation committee, after considering all factors discussed above, noted that all NEOs met, or substantially achieved, all aspects of the compensation committee’s performance factors in all critical performance areas. The compensation committee also reviewed the CEO’s evaluation of the NEOs’ performance achievements. When an NEO’s performance exceeds expectations and performance goals established during the year, actual cash bonus compensation for the NEO may exceed the specified bonus pool amount at the discretion of our compensation committee.

On March 17, 2009, after due deliberation, the compensation committee awarded the following annual cash bonuses to our NEOs relating to their performance during the year ending December 31, 2008:

2008 Annual Cash Bonus
Manuel A. Henriquez	$1,175,000
David M. Lund	$170,000
Scott Harvey	$125,000
Samir Bhaumik	$160,000
Parag I. Shah	$340,000

Long-term Equity Retention and Incentive Awards

Our principal objective in awarding incentive stock option and/or restricted stock awards to eligible NEOs is to retain and align each NEO’s interests with our success and the financial interests of our stockholders by linking a portion of such NEO’s compensation with the Company’s long-term goals. We continue to believe that the use of stock and stock-based awards offers the best approach to achieving our retention and long-term performance goals. Our equity program is designed to encourage NEOs to work with a long-term view of the Company’s performance and to reinforce their long-term affiliation with the Company by imposing vesting schedules over several years of employment. The compensation committee awards incentive stock option and/or restricted stock awards on a discretionary basis and such awards depend in each case on the performance of the NEOs under consideration, and in the case of new hires, their potential performance. Incentive stock option awards are priced at the closing price of the stock on the date the compensation committee meets and the grant is issued.

Determination of 2007 and 2008 Long-term Equity Incentive Awards for Our NEOs

The compensation committee reviewed the performance of our NEOs following the end of our 2007 fiscal year relative to the long-term equity incentive and retention awards program the compensation committee administers. As a result of these deliberations, in February, 2008, the compensation committee awarded the following long-term equity incentive and retention awards, in the form of restricted stock and stock options to our NEOs related to their 2007 year’s performance as set forth in the table below. The value of the stock option awards was determined using the Black-Scholes Methodology. The stock options were granted with an exercise price of $12.20 per share which was the Company’s closing stock price on February 25, 2008, the effective date of grant. Each stock option award was subject to a three year vesting schedule. The value of the restricted stock was determined to be the Company’s closing price on February 25, 2008, the date of the grant. Each restricted stock award was subject to a four year forfeiture schedule. In addition, on August 15, 2008 as part of a midyear performance review, the compensation committee awarded restricted stock and stock option awards to certain employees including two of our NEOs. The stock options were granted with an exercise price of $10.49 per share which was the Company’s closing stock price on August 15, 2008, the effective date of grant. Each stock option award was subject to a three year vesting schedule. The value of the restricted stock was determined to be the Company’s closing price on August 15, 2008, the date of the grant. Each restricted stock award was subject to a four year forfeiture schedule.

	Grant Date	2008 Restricted Stock Awards	Fair Value of Restricted Stock Awards	Stock Option Award	Black—Scholes Value of Option Awards
Manuel A. Henriquez	02/25/2008	56,250	$686,250	250,716	$232,148
David M. Lund	02/25/2008	16,000	$195,200	35,817	$33,164
H. Scott Harvey	02/25/2008	15,000	$183,000	15,043	$13,929
Samir Bhaumik	02/25/2008	23,000	$280,600	71,633	$66,328
	08/15/2008	3,000	$31,470	6,000	$4,962
Parag I. Shah	02/25/2008	36,000	$439,200	204,155	$189,035
	08/15/2008	5,000	$52,450	15,500	$12,819

The compensation committee reviewed the performance of our NEOs following the end of our 2008 fiscal year relative to the long-term equity incentive and retention awards program the compensation committee administers. As a result of these deliberations, the compensation committee awarded the following long-term equity incentive and retention awards, in the form of restricted stock and stock options to our NEOs related to their 2008 year’s performance as set forth in the table below. The value of the stock option awards was determined using the Black-Scholes Methodology. The stock options were granted with an exercise price of $4.21 per share which was the Company’s closing stock price on March 17, 2009, the effective date of grant. Each stock option award vests 33% one year after the date of grant and ratably over the succeeding 24 months subject to a three year vesting schedule. The value of the restricted stock was determined to be the Company’s closing price on March 17, 2009, the date of the grant. Each restricted stock award is subject to lapse as to 25% of the award one year after the date of grant and ratably over the succeeding 36 months subject to a four year forfeiture schedule.

	Grant Date	Restricted Stock Awards	Fair Value of Restricted Stock Awards	Stock Option Awards	Black—Scholes Value of Option Awards
Manuel A. Henriquez	03/17/2009	100,000	$421,000	250,000	$96,037
David M. Lund	03/17/2009	25,000	$105,250	65,000	$24,970
Scott Harvey	03/17/2009	20,000	$84,200	20,000	$7,683
Samir Bhaumik	03/17/2009	30,000	$126,300	65,000	$24,970
Parag I. Shah	03/17/2009	45,000	$189,450	250,000	$96,037

Although we have no stock ownership policy, we encourage stock ownership in the Company, as we believe such ownership aligns our NEOs interests with our success and the long-term financial interests of our stockholders.

Potential Payments Upon Termination or Change of Control

No NEOs or employee of the Company has a written employment or severance agreement.

Upon specified covered transactions (as defined in the 2004 Plan), in which there is an acquiring or surviving entity, the Board may provide for the assumption of some or all outstanding awards, or for the grant of new awards in substitution, by the acquirer or survivor or an affiliate of the acquirer or survivor, in each case on such terms and subject to such conditions as the Board determines. In the absence of such an assumption or if there is no substitution, except as otherwise provided in the award, each award will become fully exercisable prior to the covered transaction on a basis that gives the holder of the award a reasonable opportunity, as determined by the Board, to participate as a stockholder in the covered transaction following exercise, and the award will terminate upon consummation of the covered transaction. A covered transaction includes the following: (i) a merger or other transaction in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities; (ii) a sale of substantially all of the company’s assets; (iii) a dissolution or liquidation of the company; or (iv) a change in a majority of the Board’s composition unless approved by a majority of the directors continuing in office.

Compensation Committee Report

April 16, 2009

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our deliberations and discussions with management, we recommend to the Board that the Compensation Discussion and Analysis be included in Hercules Technology Growth Capital, Inc.’s 2009 proxy statement.

Respectfully Submitted,

The Compensation Committee

Allyn C. Woodward, Jr., Chairman

Robert P. Badavas

Joseph W. Chow

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

Summary Compensation Table

The following table provides information concerning the compensation of the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers for fiscal 2008, 2007 and 2006.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Restricted Stock Awards ($)(3)	Option Awards ($)(4)		All Other Compensation ($)(5)	Total ($)
Chief Executive Officer
Manuel A. Henriquez	2008	$700,000	$1,175,000	$145,352	$441,770	(6)	$60,375	$2,522,497
	2007	$590,791	$1,000,000	—	$498,161		—	$2,088,952
	2006	$466,667	$1,000,000	—	$279,200		—	$1,745,867

Chief Financial Officer
David M. Lund	2008	$250,000	$170,000	$41,344	$54,325	(7)	$19,320	$534,989
	2007	$202,083	$160,000	—	$51,263		—	$413,346
	2006	$180,000	$100,000	—	$26,900		—	$306,900

Chief Legal Officer
Scott Harvey	2008	$210,000	$125,000	$38,760	$58,636	(8)	$18,300	$450,696
	2007	$190,000	$145,000	—	$85,961		—	$420,961
	2006	$170,000	$100,000	—	$66,800		—	$336,900

Senior Managing Director
Samir Bhaumik	2008	$270,000	$160,000	$62,383	$71,031	(9)	$28,500	$591,914
	2007	$206,306	$336,000	—	$61,549		—	$603,855
	2006	$195,417	$25,000	—	$43,400		—	$263,817

Senior Managing Director
Parag I. Shah	2008	$315,000	$340,000	$97,942	$144,041	(10)	$43,120	$940,103
	2007	$221,063	$325,000	—	$91,965		—	$638,028
	2006	$195,417	$272,500	—	$41,500		—	$509,417

(1)	Salary column amounts represent base salary compensation received by each NEO for the listed fiscal year.
(2)	Bonus column amounts represent the annual cash bonus earned during the fiscal year and awarded and paid out during the first quarter of the following fiscal year.
(3)	Pursuant to the terms of the 2004 Plan, NEOs were granted restricted stock awards during the first quarter of 2008. Messrs. Bhaumik and Shah also received restricted stock awards of 3,000 and 5,000 shares, respectively, in August 2008 as a retention measure. See “Grants of Plan Based Awards” set forth under the 2004 Plan included herein. Restricted stock awards column amounts represent the portion of the grant date fair value of the restricted stock grants made to the NEOs during 2008 that was recognized as expense for financial reporting purposes during 2008 in accordance with the provision of SFAS No. 123R, “Share Based Payments”. See Note 1 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the years ended December 31, 2008, 2007 and 2006 regarding assumptions underlying valuation of equity awards.
(4)	Option Awards column amounts represent the portion of the grant date fair value of the stock option grants made to the NEOs during 2008 and in prior years that was recognized as expense for financial reporting purposes during 2008 in accordance with the provisions of SFAS No. 123R, “Share-based Payments.” See Note 1 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the years ended December 31, 2008, 2007 and 2006 regarding assumptions underlying valuation of equity awards.

(5)	Represents matching contributions of $3,000 to each NEO to its 401(k) plan and dividends to Messrs. Henriquez, Lund, Harvey, Bhaumik and Shah in the amount of $57,375, $16,320, $15,300, $25,500 and $40,120, respectively, paid on unvested restricted stock awards during 2008. NEOs did not receive any other perquisites or personal benefits from the Company.
(6)	Represents expense in 2008 for options to purchase 1,403,116 shares of our common stock issued under our 2004 Plan
(7)	Represents expense in 2008 for options to purchase 155,817 shares of our common stock issued under our 2004 Plan.
(8)	Represents expense in 2008 for options to purchase 216,043 shares of our common stock issued under our 2004 Plan.
(9)	Represents expense in 2008 for options to purchase 227,533 shares of our common stock issued under our 2004 Plan.
(10)	Represents expense in 2008 for options to purchase 437,555 shares of our common stock issued under our 2004 Plan.

Grants of Plan Based Awards

The following table sets forth certain information with respect to the options and restricted stock granted during the fiscal year ended December 31, 2008 to each of our NEOs:

Name and Principal Position	Grant Date	All Other Stock Awards: Number of Shares of Restricted Stock (#)(1)	All Other Option Awards: Number of Securities Underlying Options(#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Chief Executive Officer
Manuel A. Henriquez	02/25/2008	56,250	250,716	$12.20	$918,398

Chief Financial Officer
David M. Lund	02/25/2008	16,000	35,817	$12.20	$228,364

Chief Legal Officer
Scott Harvey	02/25/2008	15,000	15,043	$12.20	$196,929

Senior Managing Director
Samir Bhaumik	02/25/2008	23,000	71,633	$12.20	$346,928
	08/15/2008	3,000	6,000	$10.49	$36,432

Senior Managing Director
Parag I. Shah	02/25/2008	36,000	204,155	$12.20	$628,235
	08/15/2008	5,000	15,500	$10.49	$65,269

(1)	Restricted stock awards vest 25% each year for four years. When payable, dividends are paid on a current basis on the unvested shares.
(2)	Options generally vest 33% one year after the date of grant and ratably over the succeeding 24 months. All options may be exercised for a period ending seven years after the date of grant.
(3)	The amounts reported in the equity award columns represents the grant date fair value of the stock option and restricted stock grants made to the Named Executive Officers during 2008 in accordance with the provisions of SFAS No. 123R, “Share-Base Payments”. See Note 1 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying the valuation of equity awards. For each of the restricted stock awards, fair value is calculated using the closing price on the grant date multiplied by the number of shares.

Outstanding Equity Awards at Fiscal Year End

The following table shows outstanding incentive stock option awards classified as exercisable and unexercisable and stock awards as of December 31, 2008 for each of the named executive officers:

Name and Principal Position	Incentive Stock Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested
Chief Executive Officer
Manuel A. Henriquez	125,000	—		$15.00	06/23/11	—	—	—	—
	605,000	—		$13.00	06/17/12	—	—	—	—
	81,167	16,233	(3)	$12.14	06/16/13	—	—	—	—
	287,500	162,500	(4)	$14.02	01/25/14	—	—	—	—
	—	250,716	(5)	$12.20	02/25/15	56,250	$445,500	—	—

Chief Financial Officer
David M. Lund	40,000	—		$13.00	07/15/12	—	—	—	—
	37,500	7,500	(3)	$12.14	06/16/13	—	—	—	—
	22,361	23,639	(4)	$14.02	01/25/14	—	—	—	—
	—	35,817	(5)	$12.20	02/25/15	16,000	$126,720	—	—

Chief Legal Officer
Scott Harvey	12,821	—		$15.00	06/23/11	—	—	—	—
	141,000	—		$13.00	06/17/12	—	—	—	—
	25,000	5,003	(3)	$12.14	06/16/13	—	—	—	—
	19,167	10,833	(4)	$14.02	01/25/14	—	—	—	—
	—	15,043	(5)	$12.20	02/25/15	15,000	$118,800	—	—

Senior Managing Director
Samir Bhaumik	6,000	—		$15.00	12/13/11	—	—	—	—
	38,000	—		$13.00	06/17/12	—	—	—	—
	78,250	15,650	(3)	$12.14	06/16/13	—	—	—	—
	7,667	4,333	(4)	$14.02	01/25/14	—	—	—	—
	—	71,633	(5)	$12.20	02/25/15	23,000	$182,160	—	—
	—	6,000	(6)	$10.49	08/15/15	3,000	$23,760	—	—

Senior Managing Director
Parag I. Shah	5,500	—		$15.00	12/13/11	—	—	—	—
	38,000	—		$13.00	06/17/12	—	—	—	—
	78,667	15,733	(3)	$12.14	06/16/13	—	—	—	—
	51,111	28,889	(4)	$14.02	01/25/14	—	—	—	—
	—	204,155	(5)	$12.20	02/25/15	36,000	$285,120	—	—
	—	15,500	(6)	$10.49	08/15/15	5,000	$39,600	—	—

(1)	No options were exercised or transferred during the year ended December 31, 2008.
(2)	Options expiring in 2011 and 2012 were 100% vested on the date of grant. All other options generally vest 33% one year after the date of grant and the remainder will vest ratably over the succeeding 24 months. All options may be exercised for a period ending seven years after the date of grant.
(3)	The options vest ratably on a monthly basis ending June 16, 2009.
(4)	The options vest ratably on a monthly basis ending January 25, 2010.
(5)	The options vested 33% on February 25, 2009 and then ratably on a monthly basis ending February 25, 2011.
(6)	The options vest 33% on August 15, 2009 and then ratably on a monthly basis ending August 15, 2011.
(7)	Market value is computed by multiplying the closing market price of the Company’s stock at December 31, 2008 by the number of shares.

Option Exercises and Restricted Stock Vested

No options were exercised and no restricted stock vested during 2008.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2008 with respect to compensation plans under which the Company’s equity securities are authorized for issuance:

Plan Category	(a) Number of Securities to be issued upon exercise of outstanding options, restricted stock and warrants	(b) Weighted-average exercise price of outstanding options, restricted stock and warrants	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders
2004 Equity Incentive Plan	4,120,369	$12.75	2,833,772
2006 Non-Employee Director Plan	66,668	$11.59	933,332
Equity compensation plans not approved by stockholders	—	—	—
Total	4,187,037	$12.17	3,767,104

2004 Equity Incentive Plan

Our Board and our stockholders have approved the 2004 Plan for the purpose of attracting and retaining the services of executive officers, directors and other key employees. Under the 2004 Plan our compensation committee may award incentive stock options within the meaning of Section 422 of the Code, or ISOs, to employees, and nonstatutory stock options to employees and employee directors.

Under the 2004 Plan, we have authorized for issuance up to 7,000,000 shares of common stock of which 1,537,701 were available for issuance as of April 20, 2009. Participants in the 2004 Plan may receive awards of options to purchase our common stock and/or restricted shares, as determined by our compensation committee. Options granted under the 2004 Plan generally may be exercised for a period of no more than ten years from the date of grant unless the option agreement provides for an earlier expiration. Unless sooner terminated by our Board, the 2004 Plan will terminate on the tenth anniversary of its adoption and no additional awards may be made under the 2004 Plan after that date. The 2004 Plan provides that all awards granted under the plan are subject to modification as required to ensure that such awards do not conflict with the requirements of the 1940 Act applicable to us.

Options granted under the 2004 Plan will entitle the optionee, upon exercise, to purchase shares of common stock from us at a specified exercise price per share. ISOs must have a per share exercise price of no less than the fair market value of a share of stock on the date of the grant or, if the optionee owns or is treated as owning (under Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of our stock, 110% of the fair market value of a share of stock on the date of the grant. Nonstatutory stock options granted under the 2004 Plan must have a per share exercise price of no less than the fair market value of a share of stock on the date of the grant. Options will not be transferable other than by laws of descent and distribution, or in the case of nonstatutory stock options, by gift, and will generally be exercisable during an optionee’s lifetime only by the optionee.

Under the 2004 Plan, we are permitted to issue restricted stock to all key employees of the Company and its affiliates consistent with such terms and conditions as the compensation committee shall deem appropriate. Our compensation committee determines the time or times at which such shares of restricted stock will become exercisable and the terms on which such shares will remain exercisable. Any shares of restricted stock for which forfeiture restrictions have not lapsed at the point at which the participant terminates his employment will terminate immediately and such shares will be returned to the Company and will be available for future awards under this plan.

Our compensation committee administers the 2004 Plan and has the authority, subject to the provisions of the 2004 Plan, to determine who will receive awards under the 2004 Plan and the terms of such awards. Our compensation committee has the authority to adjust the number of shares available for awards, the number of shares subject to outstanding awards and the exercise price for awards following the occurrence of events such as stock splits, dividends, distributions and recapitalizations. The exercise price of an option may be paid in the form of shares of stock that are already owned by such option holder.

Upon specified covered transactions (as defined in the 2004 Plan), all outstanding awards under the 2004 Plan may either be assumed or substituted for by the surviving entity. If the surviving entity does not assume or substitute similar awards, the awards held by the participants will be accelerated in full and then terminated to the extent not exercised prior to the covered transaction.

On March 17, 2009 the Board granted 100,000 shares, 25,000 shares, 20,000 shares, 30,000 shares and 45,000 shares of restricted stock to Messrs. Henriquez, Lund, Harvey, Bhaumik and Shah, respectively.

2006 Non-Employee Director Plan

Our Board and our stockholders have approved the 2006 Plan. Under current SEC rules and regulations applicable to BDCs absent exemptive relief, a BDC may not grant options to non-employee directors. On February 15, 2007, we received exemptive relief from the SEC to permit us to grant options to non-employee directors as a portion of their compensation for service on our Board. The following is a summary of the material features of the 2006 Plan.

The Company has instituted the 2006 Plan for the purpose of advancing the interests of the Company by providing for the grant of awards under the 2006 Plan to eligible non-employee directors. The 2006 Plan authorizes the issuance to non-employee directors of non-statutory stock options (“NSOs”) to purchase shares of common stock at a specified exercise price per share and/or restricted stock. NSOs granted under the 2006 Plan will have a per share exercise price of no less than the current market value of a share of stock as determined in good faith by the Board on the date of the grant. The amount of the options that may be granted are limited by the terms of the 2006 Plan, which prohibits any grant that would cause the Company to be in violation of Section 61(a)(3) of the 1940 Act.

Under the 2006 Plan, non-employee directors will each receive an initial grant of an option to purchase 10,000 shares of stock upon initial election to such position. The options granted will vest over two years, in equal installments on each of the first two anniversaries of the date of grant, provided that the non-employee director remains in service on such dates. In addition, each non-employee director shall automatically be granted an option to purchase 15,000 shares of stock on the date of such non-employee director’s re-election to the Board and such grant will vest over three years, in equal installments on each of the first three anniversaries of the date of grant, provided that the non-employee director remains in service on such dates. The compensation committee has, subject to SEC approval, the authority to determine from time to time which of the persons eligible under the 2006 Plan shall be granted awards; when and how each award shall be granted, including the time or times when a person shall be permitted to exercise an award; and the number of shares of stock with respect to which an award shall be granted to such person. The exercise price of options granted under the 2006 Plan is set at the closing price of the Company’s market price on the Nasdaq Global Select Market as of the date of grant and will not be adjusted unless the Company receives an exemptive order from the SEC or written confirmation from the staff of the SEC that the Company may do so (except for adjustments resulting from changes in the Company’s capital structure, such as stock dividends, stock splits and reverse stock splits).

Unless sooner terminated by the Board, the 2006 Plan will terminate on May 29, 2016 and no additional awards may be made under the 2006 Plan after that date. The 2006 Plan provides that all awards granted under the 2006 Plan are subject to modification as required to ensure that such awards do not conflict with the requirements of the 1940 Act.

The compensation committee will determine the period during which any options granted under the 2006 Plan shall remain exercisable, provided that no option will be exercisable after the expiration of ten years from the date on which it was granted. Options granted under the 2006 Plan are not transferable other than by will or the laws of descent and distribution, or by gift, and will generally be exercisable during a non-employee director’s lifetime only by such non-employee director. In general, any portion of any options that are not then exercisable will terminate upon the termination of the non-employee director’s services to the Company. Generally, any portion of any options that are exercisable at the time of the termination of the non-employee director’s services to the Company will remain exercisable for the lesser of (i) a period of three months (or one year if the non-employee director’s services to the Company terminated by reason of the non-employee director’s death) or (ii) the period ending on the latest date on which such options could have been exercised had the non-employee director’s services to the Company not terminated. In addition, if the Board determines that a non-employee director’s service to the Company terminated for reasons that cast such discredit on the non-employee director as to justify immediate termination of the non-employee director’s options, then all options then held by the non-employee director will immediately terminate.

Under the 2006 Plan, non-employee directors upon initial election to such position after June 21, 2007 will automatically be granted 3,333 shares of restricted stock. The forfeiture restrictions for such initial shares of restricted stock will lapse as to one-half of the restricted stock on the first anniversary of the date of grant and as to an additional one-half of the restricted stock on the second anniversary of the date of grant. In addition, each non-employee director shall automatically be granted 5,000 shares of restricted stock on the date of such non-employee director’s re-election to the Board and the forfeiture restrictions on such shares will lapse as to one-third of such shares on the anniversary of such grant over three years, provided that the non-employee director remains in service on such dates.

During 2008, upon re-election to the Board , Messrs. Badavas and Chow, were each granted 5,000 shares of restricted stock with forfeiture restrictions on such shares that lapse as to one-third of such shares on the anniversary of such grant over three years, provided that the non-employee director remains in service on such dates. In addition, Messrs, Badavas and Chow were each granted an option to purchase 15,000 shares of stock which will vest over three years, in equal installments on each of the first three anniversaries of the date of grant, provided that the non-employee director remains in service on such dates.

The compensation committee administers the 2006 Plan. Under the 2006 Plan, options and/or restricted stock may be granted from time-to-time for up to a maximum of 1,000,000 shares of common stock. If there is a change in the capital structure of the Company by reason of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Board will make appropriate adjustments to the number and class of shares of stock subject to the 2006 Plan and each option outstanding under it. In the event of a consolidation, merger, stock sale, a sale of all or substantially all of the Company’s assets, a dissolution or liquidation of the Company or other similar events (a “Covered Transaction”), the Board may provide for the assumption of some or all outstanding options or for the grant of new substitute options by the acquirer or survivor. If no such assumption or substitution occurs, all outstanding options will become exercisable prior to the Covered Transaction and will terminate upon consummation of the Covered Transaction.

The Board may, subject to SEC prior approval, at any time or times amend the 2006 Plan or any outstanding award for any purpose which may at the time be permitted by law, and may at any time terminate the 2006 Plan as to any future grants of awards; provided, that except as otherwise expressly provided in the 2006 Plan the Board may not, without the participant’s consent, alter the terms of an award so as to affect adversely the participant’s rights under the award, unless the Board expressly reserved the right to do so at the time of the grant of the award.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The audit committee and the non-interested directors have selected Ernst & Young LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009. This selection is subject to ratification or rejection by the stockholders of the Company.

Ernst & Young LLP has advised the Company that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its affiliates. It is expected that a representative of Ernst & Young LLP will be present at the meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.

Required Vote

This proposal requires the affirmative vote of the majority of the votes cast at the meeting in person or by proxy. Abstentions will not be counted as votes cast and will have no effect on the result of the vote. The persons named in the accompanying proxy intend to vote proxies received by them in favor of this proposal unless a choice of “Against” or “Abstain” is specified.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

Principle Accountant Fees and Services

The following aggregate fees by Ernst & Young LLP, the Company’s Independent Registered Public Accounting Firm, were billed to the Company for work attributable to 2008 and 2007 audit, tax and other services.

	Fiscal Year Ended December 31, 2008	Fiscal Year Ended December 31, 2007
Audit Fees	$526,917	$572,438
Audit-Related Fees	—	—
Tax Fees	$30,000	$34,251
All Other Fees	$2,500	$2,500
Total Fees:	$559,417	$609,189

Services rendered by Ernst & Young in connection with fees presented above were as follows:

Audit Fees. For fiscal years 2008 and 2007, audit services include fees associated with the annual audit of the Company’s financial statements, audit of management’s report on internal control over financial reporting, the quarterly reviews of the financial statements included in the Company’s Form 10-Q filings, and comfort letters and consents included in other SEC filings.

Audit-Related Fees. We did not incur any audit-related fees during fiscal 2008 or 2007. Examples of such services that traditionally are performed by the independent accountant would include assurance-related services such as attest services that are not required by statute or regulation.

Tax Fees. Tax fees in fiscal year 2008 and 2007 include professional fees for tax compliance and tax advice.

All Other Fees. Fees for other services would include fees for products and services other than the services reported above. Other fees billed in fiscal 2008 and 2007 relate to on-line technical accounting software service. The Audit Committee has considered the compatibility of non-audit services with the auditor’s independence.

Audit Committee Report

The audit committee of the Board operates under a written charter adopted by the Board. The audit committee is currently composed of Messrs. Badavas (Chairman), Chow and Woodward.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States. The audit committee’s responsibility is to monitor and oversee these processes. The audit committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

Pre-Approval Policy

The audit committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by Ernst & Young LLP, the Company’s independent registered public accounting firm. The policy requires that the audit committee pre-approve all audit and non-audit services performed by the independent auditor in order to assure that the provision of such service does not impair the auditor’s independence. In accordance with the pre-approval policy, the audit committee generally includes at its first meeting of every year a discussion and pre-approval of such services and the expected costs of such services for the year.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval at the first audit committee meeting of the year must be submitted to the audit committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the audit committee. However, the audit committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the audit committee at its next scheduled meeting. The audit committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Review with Management

The audit committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the audit committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States.

Review and Discussion with Independent Registered Public Accounting Firm

The audit committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). The audit committee received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the applicable Public Company Accounting Oversight Board rule regarding the independent accountant’s communications with audit committees concerning independence and has discussed with the auditors the auditors’ independence. The audit committee has also considered the compatibility of non-audit services with the auditors’ independence.

During 2008, the audit committee met with members of senior management and the independent registered public accounting firm to review the certifications provided by the Chief Executive Officer and Chief Financial Officer under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the rules and regulations of the SEC and the overall certification process. At these meetings, company officers reviewed each of the Sarbanes-Oxley certification requirements concerning internal control over financial reporting and any fraud, whether or not material, involving management or other employees with a significant role in internal control over financial reporting.

Conclusion

Based on the audit committee’s discussion with management and the independent registered public accounting firm, the audit committee’s review of the audited financial statements, the representations of management and the report of the independent registered public accounting firm to the audit committee, the audit committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC. The audit committee also recommended the selection of Ernst & Young LLP to serve as the independent registered public accounting firm for the year ended December 31, 2009.

Respectfully submitted on March 15, 2009 by the members of the audit committee of the Board,

The Audit Committee

Robert P. Badavas, Chairman

Allyn C. Woodward, Jr.

Joseph W. Chow

PROPOSAL 3: AUTHORIZATION OF THE COMPANY, WITH THE SUBSEQUENT APPROVAL OF ITS BOARD, TO SELL OR OTHERWISE ISSUE UP TO 20% OF THE COMPANY’S COMMON STOCK AT A NET PRICE BELOW THE COMPANY’S THEN CURRENT NAV PER SHARE

The Company is a closed-end investment company that has elected to be regulated as a BDC under the 1940 Act. The 1940 Act prohibits the Company from selling shares of its common stock at a price below the current NAV per share of such stock, with certain exceptions. One such exception would permit the Company to sell or otherwise issue shares of its common stock during the next year at a price below the Company’s then current NAV per share if its stockholders approve such a sale and the Company’s directors make certain determinations.

Pursuant to this provision, the Company is seeking the approval of its common stockholders so that it may, in one or more public or private offerings of its common stock, sell shares of its common stock in an amount not to exceed 20% of its outstanding common stock as of the date when this proposal is approved by the stockholders at a price below its then current NAV, subject to certain conditions discussed below. If approved, the authorization would be effective for a period expiring on the earlier of the one year anniversary of the date of the Company’s 2009 Annual Meeting of Stockholders and the date of the Company’s 2010 Annual Meeting of Stockholders, which is expected to be held in May 2010. Shareholders approved a similar proposal at the 2008 Annual Meeting of Stockholders; however, the Company did not elect to sell shares of its common stock during the prior year at a price below the Company’s then current NAV per share.

Effect of Approval to Authorize the Company to sell or otherwise issue up to 20% of the Company’s Common Stock at a Net Price Below the Company’s Then Current NAV per Share

Generally, equity securities sold in public securities offerings are priced based on market prices, rather than NAV per share. The Company is seeking the approval of a majority of its common stockholders of record to offer and sell shares of its common stock at prices that, net of underwriting discount or commissions, may be less than NAV so as to permit management the flexibility in pricing new share issuances it may require from time to time during the authorized period as a result of market conditions.

Although the Company’s common stock has previously traded at a premium above NAV, for the last several quarters the Company’s common stock has traded below NAV, which has not been uncommon for BDCs like the Company during this economic recession. Given the prolonged and extreme volatility in the stock market, we cannot predict whether our common stock will resume trading at a premium to NAV or continue trading at a discount to NAV in the future.

The following table lists the high and low closing sales prices for our common stock, the closing sales price as a percentage of NAV and quarterly dividends per share. On April 20, 2009, the last reported closing sale price of our common stock was $6.00 per share which represents a discount of approximately 48% to the NAV reported as of December 31, 2008.

	NAV(1)		Closing Sales Price		Premium of High Sales Price to NAV(2)	Premium or Discount of Low Sales Price to NAV(2)	Declared Dividends
			High	Low
Year ended December 31, 2006
First Quarter		$11.63	$11.99	$10.50	103.1%	90.3%	$0.30
Second Quarter		$11.24	$12.53	$10.88	111.5%	96.8%	$0.30
Third Quarter		$11.06	$12.90	$11.11	116.6%	100.5%	$0.30
Fourth Quarter		$11.65	$14.25	$12.50	122.3%	107.3%	$0.30

Year ended December 31, 2007
First Quarter		$11.68	$14.50	$12.77	124.1%	109.3%	$0.30
Second Quarter		$12.05	$14.71	$12.80	122.1%	106.2%	$0.30
Third Quarter		$11.97	$14.02	$11.32	117.1%	94.6%	$0.30
Fourth Quarter		$12.31	$13.60	$10.87	110.5%	88.3%	$0.30

Year ended December 31, 2008
First Quarter		$12.28	$12.75	$9.59	103.5%	77.8%	$0.30
Second Quarter		$12.21	$11.32	$8.93	92.7%	73.1%	$0.34
Third Quarter		$12.25	$11.35	$7.95	92.7%	64.9%	$0.34
Fourth Quarter		$11.56	$10.24	$4.57	88.6%	39.5%	$0.34

Year ended December 31, 2009
First Quarter	$	*	$8.62	$3.41	* %	* %	$0.32

(1)	NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each period.
(2)	Calculated as the respective high or low closing sales price divided by NAV.

*	NAV for this period has not been determined.

Reasons for Approval to Authorize the Company to Sell or otherwise up to 20% of the Company’s Common Stock at a Price Below the Company’s Then Current NAV per Share

As a BDC and a regulated investment company (RIC) for tax purposes, the Company is dependent on its ability to raise capital through the issuance of common stock. RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to achieve pass-through tax treatment, which prevents the Company from using those earnings to support new investments. Further, BDCs must comply with a debt to equity ratio requirement that prohibits the Company from incurring debt or issuing senior securities if the ratio is less than 1:1, which requires the Company to finance its investments with at least as much equity as debt in the aggregate. Therefore, to continue to build the Company’s investment portfolio, and thereby support maintenance and growth of the Company’s dividends, the Company strives to maintain consistent access to capital through the public and private equity markets enabling it to take advantage of investment opportunities as they arise.

As a result of the market disruption, the Company has seen a reduction in competition, a widening of spreads and generally more conservative capital structures. The Company believes that these changes in the capital markets have created a unique opportunity to invest at attractive risk-adjusted returns, including opportunities that, all else being equal, may increase NAV over the longer-term, even if financed with the issuance of common stock below NAV. However, worsening general economic conditions have also materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. These conditions could continue for a prolonged period of time or worsen in the future. If current market conditions persist, the Company and other companies in the financial services sector may not have access to sufficient debt and equity capital in order to take advantage of this opportunity. In addition, the debt capital that will be available, if at all, may be at a higher cost and on less favorable terms and conditions in the future. Stockholder approval of the proposal to sell shares of the Company’s common stock below NAV, subject to the conditions set forth in this proposal, is expected to provide the Company with the flexibility to invest in opportunities that arise despite current market conditions.

Without the approval of a majority of its common stockholders to sell stock at prices below its current NAV per share, the Company would be precluded from selling shares of its common stock to raise capital during periods where the market price for its common stock is below its current NAV and may be precluded from selling shares when the market price for its common stock is not sufficiently above its current NAV so that the price at which shares would be sold, net of underwriting discounts or commissions, would not be less than its current NAV.

The Company believes that having the flexibility to issue its common stock below NAV in certain instances will benefit all of its stockholders. The Company expects that it will be periodically presented with attractive opportunities that require the Company to make an investment commitment quickly. As discussed above, because of current volatility disruptions in the capital and debt markets, the Company may not have sufficient access to capitalize on investment opportunities presented to it unless it is able to quickly raise additional capital. As a result of the ongoing crisis in the capital markets, for the past several quarters the market value of the Company’s common stock has traded at a discount to its NAV. In the future, the market value of the Company’s common stock may continue to trade below NAV resulting in a net price per share below NAV, which has not been uncommon for BDCs like the Company. Alternatively, the Company’s NAV could increase without a commensurate increase in the Company’s stock price.

If any of these events were to occur, absent the approval of this proposal by stockholders, the Company may not be able to effectively access the capital markets to enable it to take advantage of attractive investment opportunities. The ability to issue shares below NAV also minimizes the likelihood that the Company would consider selling assets it would not otherwise sell at times that may be disadvantageous to the Company.

If this proposal is approved, the Company does not anticipate selling its common stock below its NAV unless it has identified investment opportunities that the Board, including a majority of the disinterested directors, as defined in the 1940 Act, reasonably believes will lead to a long-term increase in NAV. Further, to the extent the Company issues shares of its common stock below NAV in a publicly registered transaction, the Company’s market capitalization and the number of its publicly tradable common stock will increase, thus potentially affording all common stockholders greater liquidity. To the extent the Company issues shares below NAV in a private transaction, the per share price will be the fair market value as determined by the Board.

Conditions for the Company to Sell or otherwise issue up to 20% of the Company’s Common Stock at a Net Price Below the Company’s Then Current NAV per Share

If this proposal is approved, the Company will only sell shares of its common stock at a net price below NAV per share during the specified one year period if the following conditions are met:

•	a majority of the Company’s directors who will have no financial interest in the sale have approved the sale;

•

a majority of such directors who are not interested persons of the Company, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any distributing commission or discount; and

•	following such issuance, not more than 20% of the Company’s then outstanding shares as of the date of stockholder approval will have been issued at a price less than NAV.

Consequences of Approval to Sell or otherwise issue up to 20% of the Company’s Common Stock at a Net Price Below the Company’s Then Current NAV per Share

Before voting on this proposal or giving proxies with regard to this matter, common stockholders should consider the potentially dilutive effect of the issuance of shares of the Company’s common stock at less than NAV per share on the NAV per outstanding share of common stock prior to such an issuance. Any sale of common stock at a price below NAV would result in an immediate dilution to existing common stockholders. This dilution would include reduction in the NAV per share as a result of the issuance of shares at a price below the NAV per share and a proportionately greater decrease in a stockholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance. The Board of the Company will consider the potential dilutive effect of the issuance of shares at a price below the NAV per share when considering whether to authorize any such issuance.

Examples of Dilutive Effect of the Issuance of Shares Below NAV

The following table illustrates the reduction to NAV and dilution that would be experienced by a nonparticipating stockholder in three different hypothetical offerings of different sizes and levels of discount from NAV, although it is not possible to predict the level of market price decline that may occur. Sales prices and discounts are hypothetical in the presentation below.

The examples assume that Company XYZ has 3,000,000 common shares outstanding, $40,000,000 in total assets and $10,000,000 in total liabilities. The current net asset value and NAV are thus $30,000,000 and $10.00. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 150,000 shares (5% of the outstanding shares) with proceeds to the Company at $9.50 per share after offering expenses and commission, (2) an offering of 300,000 shares (10% of the outstanding shares) with proceeds to the Company at $9.00 per share after offering expenses and commissions and (3) an offering of 600,000 shares (20% of the outstanding shares) with proceeds to the Company at $8.00 per share after offering expenses and commissions.

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$10.00	—	$9.47	—	$8.42	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—

Decrease to NAV
Total Shares Outstanding	3,000,000	3,150,000	5.00%	3,300,000	10.00%	3,600,000	20.00%
NAV per Share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.67	(3.30)%

Share Dilution to Stockholder
Shares Held by Stockholder A	30,000	30,000	—	30,000	—	30,000	—
Percentage of Shares Held by Stockholder A	1.00%	0.95%	(4.76)%	0.91%	(9.09)%	0.83%	(16.67)%

Total Asset Values
Total NAV Held by Stockholder A	$300,000	$299,286	(0.20)%	$297,273	(0.90)%	$290,000	(3.30)%
Total Investment by Stockholder A (Assumed to Be $10.00 per Share)	$300,000	$300,000	—	$300,000	—	$300,000	—
Total Dilution to Stockholder A (Change in Total NAV Held By Stockholder)		$(714)	—	$(2,727)	—	$(10,000)	—

Per Share Amounts
NAV per Share Held by Stockholder A	—	$9.98	—	$9.91	—	$9.67	—
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—
Dilution per Share Held by Stockholder A	—	$(0.02)	—	$(0.09)	—	$(0.33)	—
Percentage Dilution per Share Held by Stockholder A	—	—	(0.20)%	—	(0.90)%	—	(3.30)%

The 1940 Act establishes a connection between common share sale price and NAV because, when stock is sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Common stockholders should also consider that existing holders of the Company’s common stock have no subscription, preferential or preemptive rights to additional shares of the common stock proposed to be authorized for issuance, and thus any future issuance of common stock will dilute such existing stockholders’ holdings of common stock as a percentage of shares outstanding to the extent existing stockholders do not participate in and purchase sufficient shares in the offering to maintain their percentage interest. Further, if current stockholders of the Company either do not purchase any shares in an offering conducted by the Company or do not purchase sufficient shares in the offering to maintain their percentage interest, regardless of whether such offering is above or below the then current NAV, their voting power will be diluted.

Required Vote

Approval of this proposal requires the affirmative vote of (i) a majority of the outstanding shares of common stock entitled to vote at the meeting; and (ii) a majority of the outstanding shares of common stock entitled to vote at the meeting which are not held by affiliated persons of the Company.

For purposes of this proposal, the 1940 Act defines “a majority of the outstanding shares” as: (i) 67% or more of the voting securities present at such meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (ii) 50% of the outstanding voting securities of such company, whichever is the less. Abstentions and broker non-votes will have the effect of a vote against this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AUTHORIZE THE COMPANY TO SELL OR OTHERWISE ISSUE SHARES OF ITS COMMON STOCK DURING THE NEXT YEAR AT A PRICE BELOW THE COMPANY’S THEN CURRENT NAV PER SHARE.

PROPOSAL 4: AUTHORIZATION OF THE COMPANY, WITH THE SUBSEQUENT APPROVAL OF ITS BOARD, TO OFFER AND ISSUE DEBT WITH WARRANTS OR DEBT CONVERTIBLE INTO SHARES OF ITS COMMON STOCK AT AN EXERCISE OR CONVERSION PRICE THAT, AT THE TIME SUCH WARRANTS OR CONVERTIBLE DEBT ARE ISSUED, WILL NOT BE LESS THAN THE FAIR MARKET VALUE PER SHARE BUT MAY BE BELOW NAV.

General Information

The Board believes it would be in our best interest to have the ability to offer debt with warrants or debt convertible into shares of our common stock at an exercise price that, at the time such warrants or convertible debt are issued, will not be less than the fair market value per share but may be below NAV at the time of issuance of such warrants or debt.

The Company has elected to be regulated as a BDC under the 1940 Act. As a BDC, Section 61(a) (in conjunction with Section 18(d)) of the 1940 Act generally prohibits us from issuing a security that includes a right to subscribe to or purchase our common stock unless we meet certain conditions, including obtaining stockholder approval. As a result we are generally precluded from issuing warrants or debt convertible into shares of our common stock, unless we obtain stockholder approval as to the issuance of such securities and meet certain other conditions.

The number of shares of our common stock that would result from the exercise or conversion of such warrants or debt and all other securities convertible, exercisable or exchangeable into shares of our common stock outstanding at the time of issuance of such warrants or debt will not exceed 25% of our outstanding common stock at such time. However, if the number of shares of our common stock that would result from the exercise of all outstanding securities convertible, exercisable, or exchangeable into shares of our common stock held by our directors, officers and employees pursuant to equity compensation plans exceeds 15% of our outstanding common stock, then the total amount of common stock that will result from the exercise of all outstanding warrants, convertible debt, and all other securities convertible, exercisable, or exchangeable into shares of common stock will not exceed 20% of our outstanding common stock at such time.

Background and Reasons

In order to provide us with maximum flexibility to raise capital, we are asking you to approve the issuance of debt with warrants or debt convertible into shares of our common stock on such terms and conditions as the Board determines to be in the best interests of the Company and our stockholders.

Our Board, including a majority of the Board who have no financial interest in the proposal and are non-interested directors, has approved as in the best interests of the Company and our stockholders and recommends to the stockholders for their approval a proposal authorizing us to issue debt with warrants or debt convertible into shares of our common stock (subject to the limitations stated) at exercise or conversion prices that, at the time such warrants or convertible debt are issued, will not be less than the fair market value per share but may be below NAV at the time of issuance of such debt with warrants or convertible debt. Upon obtaining the requisite stockholder approval, we will comply with the conditions described below in connection with any financing undertaken pursuant to this proposal. See below for a discussion of the risks of dilution and leverage.

Management and the Board have determined that it would be advantageous to us to have the ability to sell debt with warrants or debt convertible into shares of our common stock in connection with our financing and capital raising activities. The issuance of convertible securities or debt with warrants may give us a cost-effective way to raise capital and is a common practice by corporations that are not BDCs. Such debt or warrants typically allow the purchasers thereof to participate in any increase in value of the issuer’s common stock.

As discussed above in Proposal 3, the Company believes that changes in the U.S. capital markets have created a unique opportunity to invest at attractive risk-adjusted returns. However, worsening general economic conditions have also materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and may continue for a prolonged period of time or worsen in the future. As a result, the Company is seeking flexibility to raise additional capital by selling debt with warrants or debt convertible into shares of its common stock so that it may take advantage of this opportunity.

While we have no immediate plans to issue any such convertible securities, we are seeking stockholder approval now in order to provide flexibility for future issuances, which typically must be undertaken quickly. The final terms of any sale of warrants or convertible debt, including price, dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, and similar matters will be determined by the Board at the time of issuance. Also, because we have no immediate plans to issue any such convertible securities, it is impracticable to describe the transaction in which the securities would be issued. Instead, any transaction where we issue convertible debt or debt with warrants, including the nature and amount of consideration that would be received by us at the time of issuance and the use of any such consideration, will be reviewed and approved by the Board at the time of issuance. If this proposal is approved, no further authorization from the stockholders will be solicited prior to any such issuance.

Conditions to Issuance

If our stockholders approve this proposal, we will only be able to issue debt with warrants or debt convertible into shares of our common stock so long as the issuance of such warrants or convertible debt meets the following conditions:

(i) the exercise or conversion rights in such warrants or debt expire by their terms within 10 years;

(ii) the warrants and the exercise or conversion rights in such warrants or debt are not separately transferable;

(iii) the exercise or conversion price of such warrants or debt that, at the time such warrants or convertible debt are issued, will not be less than the fair market value per share but may be below NAV at the date of issuance of such warrants or convertible debt;

(iv) the issuance of such warrants or convertible debt is approved by a majority of the Board who have no financial interest in the transaction and a majority of the non-interested directors on the basis that such issuance is in the best interests of the Company and our stockholders; and

(v) the number of shares of our common stock that would result from the exercise or conversion of such warrants or debt and all other securities convertible, exercisable or exchangeable into shares of our common stock outstanding at the time of issuance of such warrants or debt will not exceed 25% of our outstanding common stock at such time. However, if the number of shares of our common stock that would result from the exercise of all outstanding securities convertible, exercisable, or exchangeable into shares of our common stock held by our directors, officers and employees pursuant to equity compensation plans exceeds 15% of our outstanding common stock, then the total amount of common stock that will result from the exercise of all outstanding warrants, convertible debt, and all other securities convertible, exercisable, or exchangeable into shares of common stock will not exceed 20% of our outstanding common stock at such time.

Prior to the time of issuance, the Board may determine to issue warrants or convertible debt in a registered public offering or in a private placement either with or without an obligation to seek to register their resale at the request of the holders. The Board may also determine to use an underwriter or placement agent to assist in selling such securities if it concludes that doing so would assist in marketing such securities on favorable terms.

Dilution

Your ownership and voting interest in us may be diluted if we issue warrants or convertible debt. We cannot state precisely the amount of any such dilution because we do not know at this time what number of shares of common stock would be issuable upon exercise or conversion of any such warrants or convertible debt that are ultimately issued. In addition, because the exercise or conversion price per share at the time of exercise or conversion could be less than the NAV per share of our common stock at the time of exercise or conversion, and because we would incur expenses in connection with any such issuance of warrants or convertible debt, such exercise or conversion could result in a dilution of NAV per share of our common stock at the time of such exercise. The amount of any decrease in NAV is not predictable because it is not known at this time what the exercise or conversion price and NAV per share of our common stock will be upon any exercise or conversion or what number or amount (if any) of such warrants or convertible debt will be issued. Such dilution could be substantial. See “Examples of Dilutive Effect of the Issuance of Shares Below NAV” included in Proposal 3.

The 1940 Act establishes a connection between common stock sale price and NAV because, when stock is issued at a price below NAV, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. The Board will consider the potential dilutive effect of the issuance of warrants or securities to subscribe for or convertible into shares of our common stock when considering whether to authorize any such issuance.

This proposal does not limit our ability to issue securities to subscribe for or convertible into shares of its common stock at an exercise or conversion price below NAV at the time of exercise or conversion (including through the operation of anti-dilution protections). The only requirement with respect to the exercise or conversion price is that it be not less than the market value per share of our common stock on the date of issuance.

Leverage

We borrow funds to make investments. As of December 31, 2008, we had $216.8 million of outstanding indebtedness. As of April 20, 2009, our net borrowings and payments have reduced our outstanding indebtedness to $136.4 million. We use this practice, which is known as “leverage,” to attempt to increase returns to our common stockholders. The use of leverage magnifies the potential for gain or loss on amounts invested and, therefore, increase the risks associated with investing in our securities. See “Risk Factors” of our Annual Report on Form 10-K for a discussion of the risks associated with the use of leverage. With certain limited exceptions, we are only allowed to borrow amounts such that our asset coverage, as defined in the1940 Act, equals at least 200% after such borrowing. Any issuance of debt will be treated as a borrowing (in an amount equal to the principal amount of such debt) for purposes of such asset coverage. The amount of leverage that we employ at any particular time will depend on our management’s and our Board’s assessment of market and other factors at the time of any proposed borrowing.

Required Vote

Approval of this proposal requires the affirmative vote of a majority of the votes cast at the meeting in person or by proxy. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AUTHORIZE THE COMPANY TO OFFER AND ISSUE DEBT WITH WARRANTS EXERCISABLE FOR OR DEBT CONVERTIBLE INTO SHARES OF OUR COMMON STOCK AT AN EXERCISE OR CONVERSION PRICE THAT, AT THE TIME SUCH WARRANTS OR CONVERTIBLE DEBT ARE ISSUED, WILL NOT BE LESS THAT THE FAIR MARKET VALUE PER SHARE BUT MAY BE BELOW NAV AT THE TIME OF ISSUANCE OF SUCH WARRANTS OR CONVERTIBLE DEBT.

OTHER BUSINESS

The Board knows of no other business to be presented for action at the meeting. If any matters do come before the meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting unless certain securities law requirements are met.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company expects that the 2010 Annual Meeting of Stockholders will be held in May 2010, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting pursuant to the SEC’s Rule 14a-8 must submit the proposal in writing to the Company at its address in Palo Alto, California, and the Company must receive the proposal on or before December 30, 2009, in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting.

Under the Company’s current Bylaws, nominations for directors and proposals of business, other than those to be included in the Company’s proxy materials following the procedures described in Rule 14a-8, may be made by stockholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required in the Bylaws. Except as noted below, to be timely proposals and nominations with respect to the 2010 Annual Meeting of Stockholders must be delivered to the secretary of the Company no earlier than the 150th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting. For the Company’s 2010 annual meeting, the Company must receive such proposals and nominations no earlier than December 1, 2009 and no later than December 30, 2009. If the date of the annual meeting has been changed by more than thirty calendar days from the first anniversary of the date of the preceding year’s annual meeting, stockholder proposals or director nominations must be so received not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. Proposals must comply with the other requirements contained in the Company’s Bylaws, including supporting documentation and other information. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Notices of intention to present proposals at the 2010 annual meeting should be addressed to Scott Harvey, 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

We incorporate by reference the audited consolidated financial statements and notes thereto in Item 8 of our Annual Report on Form 10-k for the year ended December 31, 2008.

You are cordially invited to attend the annual meeting of stockholders in person. Whether or not you plan to attend the meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

By Order of the Board

/s/ Scott Harvey

Scott Harvey

Secretary and Chief Legal Officer

Palo Alto, California

ANNUAL MEETING OF STOCKHOLDERS OF

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

June 3, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting, Proxy Statement and Proxy Card

are available at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=14146

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

1. To elect one Class II director to serve and hold office as Director of Hercules

Technology Growth Capital, Inc. until 2012, or until his successor is elected and qualified.

O Allyn C. Woodward, Jr.

O Joseph W. Chow

2. The ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for Hercules Technology Growth Capital,

Inc. for the fiscal year ending December 31, 2009.

3. To authorize the Company, with the subsequent approval of its board of directors, to sell or otherwise issue up to 20% of the Company’s outstanding common stock at a price below the Company’s then current net asset value per share.

4. To authorize the Company, with the subsequent approval of its board of directors, to offer and issue debt with warrants or debt convertible into shares of its common stock at an exercise or conversion price that, at the time such warrants or convertible debt are issued, will not be less than the fair market value per share but may be below net asset value per share.

5. To vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

FOR AGAINST ABSTAIN

FOR THE NOMINEE

WITHHOLD AUTHORITY

FOR THE NOMINEE

FOR ALL EXCEPT

(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”

and fill in the circle next to each nominee you wish to withhold, as shown here:

NOMINEE:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

-------------— Please detach along perforated line and mail in the envelope provided. --------------—

10030303000000000000 1 060309

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

1. To elect one Class II director to serve and hold office as Director of Hercules

Technology Growth Capital, Inc. until 2012, or until his successor is elected and qualified.

O Allyn C. Woodward, Jr.

O Joseph W. Chow

2. The ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for Hercules Technology Growth Capital,

Inc. for the fiscal year ending December 31, 2009.

3. To authorize the Company, with the subsequent approval of its board of directors, to sell or otherwise issue up to 20% of the Company’s outstanding common stock at a price below the Company’s then current net asset value per share.

4. To authorize the Company, with the subsequent approval of its board of directors, to offer and issue debt with warrants or debt convertible into shares of its common stock at an exercise or conversion price that, at the time such warrants or convertible debt are issued, will not be less than the fair market value per share but may be below net asset value per share.

5. To vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

FOR AGAINST ABSTAIN

FOR THE NOMINEE

WITHHOLD AUTHORITY

FOR THE NOMINEE

FOR ALL EXCEPT

(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”

and fill in the circle next to each nominee you wish to withhold, as shown here:

JOHN SMITH

1234 MAIN STREET

APT. 203

NEW YORK, NY 10038

NOMINEE:

ANNUAL MEETING OF STOCKHOLDERS OF

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

June 3, 2009

INTERNET—Access “www.voteproxy.com” and follow the

on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account

Number shown on your proxy card.

TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) in

the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and

Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL—Sign, date and mail your proxy card in the envelope

provided as soon as possible.

IN PERSON—You may vote your shares in person by attending

the Annual Meeting.

PROXY VOTING INSTRUCTIONS

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

10030303000000000000 1 060309

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy Statement and Proxy

Card are available at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=14146

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS

June 3, 2009

The undersigned stockholder of Hercules Technology Growth Capital, Inc. (the “Company”) acknowledges receipt of the

Notice of Annual Meeting of Stockholders of the Company and hereby appoints Manuel A. Henriquez and David M. Lund,

and each of them, each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at our Boston office at 31 St. James Avenue, Suite 790, Boston, Massachusetts 02116 on June

3, 2009, at 10:00 a.m. Eastern Time and at all postponements or adjournments thereof, as indicated on this proxy.

All properly executed proxies representing shares of stock received prior to the Annual Meeting of Stockholders will be voted in accordance with the instructions marked thereon. This proxy is revocable. Stockholders who execute proxies may revoke them with respect to a proposal by attending the Annual Meeting and voting his or her shares in person, or by submitting a letter of revocation or a later-dated proxy to the Company at 400 Hamilton Avenue, Suite 310, Palo Alto, CA

94301. Where no choice is specified, it will be voted FOR Proposals 1, 2, 3, and 4 and in the discretion of the appointed proxies with respect to matters described in Proposal 5. At the present time, the board of directors knows of no other business to be presented at the Annual Meeting.

(Continued and to be signed on the reverse side)